                                                 File Pursuant To Rule 424(b)(5)
                                                      Registration No. 333-87378

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 31, 2002)

                                  $100,000,000

                         [FOREST CITY ENTERPRISES LOGO]

                          7.375% SENIOR NOTES DUE 2034
                            ------------------------

         Interest payable on February 1, May 1, August 1 and November 1
                            ------------------------

WE MAY REDEEM THE NOTES PRIOR TO MATURITY, IN WHOLE OR IN PART, AT ANY TIME ON OR AFTER FEBRUARY 10, 2009, AT A REDEMPTION PRICE EQUAL TO THE PRINCIPAL AMOUNT BEING REDEEMED PLUS ANY ACCRUED AND UNPAID INTEREST. THE NOTES WILL BE ISSUED IN DENOMINATIONS OF $25 AND INTEGRAL MULTIPLES OF $25.
                            ------------------------

WE HAVE APPLIED TO HAVE THE NOTES LISTED ON THE NEW YORK STOCK EXCHANGE AND WE EXPECT TRADING IN THE NOTES ON THE NEW YORK STOCK EXCHANGE TO BEGIN WITHIN 30 DAYS AFTER THE ORIGINAL ISSUE DATE.
                            ------------------------

INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-3.
                            ------------------------

                    PRICE 100% AND ACCRUED INTEREST, IF ANY
                            ------------------------

                                                                       UNDERWRITING
                                                                       DISCOUNTS AND   PROCEEDS TO
                                                     PRICE TO PUBLIC    COMMISSIONS      COMPANY
                                                     ---------------   -------------   -----------
Per Note...........................................      100%              3.15%         96.85%
Total..............................................  $100,000,000       $3,150,000     $96,850,000

                            ------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers on February 10, 2004.
                            ------------------------

MORGAN STANLEY                                         MCDONALD INVESTMENTS INC.

February 3, 2004

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.
                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Forward-Looking Statements..................................    ii
Available Information.......................................   iii
Forest City.................................................   S-1
Recent Developments.........................................   S-1
Risk Factors................................................   S-3
Use of Proceeds.............................................  S-14
Capitalization..............................................  S-14
Description of Notes........................................  S-15
Underwriters................................................  S-42
Validity of the Notes.......................................  S-43
Independent Accountants.....................................  S-43

                         PROSPECTUS
Where You Can Find More Information.........................     2
About This Prospectus.......................................     2
Incorporation of Documents by Reference.....................     2
Forward-Looking Statements..................................     4
Forest City Enterprises, Inc................................     5
Forest City Enterprises Capital Trust I and Forest City
  Enterprises Capital Trust II..............................     5
Ratio of Earnings to Fixed Charges..........................     6
Use of Proceeds.............................................     6
Summary Description of Securities We and the Trusts May
  Offer.....................................................     7
Description of Senior Debt Securities We May Offer..........     7
Description of Subordinated Debt Securities We May Offer....    16
Description of Preferred Stock We May Offer.................    28
Description of Depositary Shares We May Offer...............    30
Description of Common Stock We May Offer....................    33
Description of Warrants We May Offer........................    35
Description of Stock Purchase Contracts and Stock Purchase
  Units We May Offer........................................    37
Description of Subscription Rights We May Offer.............    37
Description of Preferred Securities the Trusts May Offer....    38
Description of Trust Guarantees.............................    44
Plan of Distribution........................................    47
Validity of the Offered Securities..........................    50
Experts.....................................................    50

                           FORWARD-LOOKING STATEMENTS

     We have included or incorporated by reference in this prospectus supplement and the accompanying prospectus statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, for example:

      --   economic conditions in our target markets;

      -- statements relating to the timing of anticipated openings of new developments;

      -- the projected cost of real estate projects and our share of projected cost;

      --   our development activities;

      --   our substantial leverage and ability to service debt;

      --   our business strategy and prospects; and

      --   availability and sufficiency of insurance.

     These forward-looking statements are not historical facts but instead represent only our current views regarding future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may not even be anticipated. Future events and actual results, financial or otherwise, may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under the caption "Risk Factors" in this prospectus supplement.

     We disclaim any obligation, other than as may be imposed by law, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                             AVAILABLE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's Internet site at http://www.sec.gov or from our Internet site at http://www.forestcity.net. However, the information on our Internet site does not constitute a part of this prospectus.

     We have filed a registration on Form S-3 with the SEC relating to the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all of the information in the registration statement. You may view a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

     In this document, we "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and until this offering is completed:

      -- Our Annual Report on Form 10-K for the fiscal year ended January 31, 2003 filed with the SEC on April 10, 2003;

      --   Our Current Report on Form 8-K filed with the SEC on February 5,
           2003;

      -- Our Current Report on Form 8-K filed with the SEC on May 9, 2003, as amended by our Current Report on Form 8-K/A filed with the SEC on May 12, 2003;

      --   Our Current Report on Form 8-K filed with the SEC on May 14, 2003;

      --   Our Current Report on Form 8-K filed with the SEC on May 20, 2003;

      -- Our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003 filed with the SEC on June 12, 2003;

      -- Our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2003 filed with the SEC on September 12, 2003; and

      -- Our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2003 filed with the SEC on December 8, 2003, as amended by our Quarterly Report on Form 10-Q/A filed on January 28, 2004.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

                                   Secretary
                         Forest City Enterprises, Inc.
                                50 Public Square
                                 Terminal Tower
                                   Suite 1100
                           Cleveland, Ohio 44113-2203
                         Telephone Number: 216-621-6060

                                  FOREST CITY

     Founded in 1920 and publicly traded since 1960, we are principally engaged in the ownership, development, management and acquisition of commercial and residential real estate properties in 21 states and the District of Columbia. For the nine months ended October 31, 2003, we generated $47.4 million in net earnings.

     At October 31, 2003, we had approximately $5.7 billion in total assets. We have a portfolio of real estate assets diversified both geographically and among property types. We operate our business through four strategic business units:

      -- Commercial Group, our largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office buildings, hotels and mixed use projects;

      -- Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments and supported-living facilities;

      -- Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects; and

      --   Lumber Trading Group, a lumber wholesaler.

                              RECENT DEVELOPMENTS

NEW REVOLVING CREDIT FACILITY

     We have engaged our two lead banks, KeyBank National Association and National City Bank, to lead a syndication effort to expand our existing credit facilities totaling $350 million ($250 million revolver, $100 million term loan) to a $400 million revolving credit facility. The terms of the new revolving credit facility are expected to be substantially similar to the terms of our existing credit facility and, with the participation of additional banks, the new revolving credit facility may be increased to $450 million. The new revolving credit facility is subject to the negotiation and execution of definitive documentation. While we expect to finalize the new revolving credit facility during the first quarter of fiscal 2004, it is possible that we will not be able to enter into the new revolving credit facility, or that the terms will not be as described above. Payments on the notes will be effectively junior to any new indebtedness under the proposed new revolving credit facility. See "Risk Factors--The Notes Will be Junior to All of the Existing and Future Debt of Forest City's Subsidiaries and to All of Forest City's Existing and Future Senior Secured Debt."

BROOKLYN DEVELOPMENT

     On January 22, 2003, one of our affiliates, Forest City Ratner Companies, announced plans to develop Brooklyn Atlantic Yards, a $2.5 billion mixed-use project in downtown Brooklyn. Brooklyn Atlantic Yards is expected to feature an 800,000 square foot sports and entertainment arena for the Nets NBA basketball team. Forest City Ratner Companies, or an affiliate, will have an ownership interest in the arena and the Nets of approximately 10% to 15%. The purchase price for the Nets is $300 million requiring an equity investment by Forest City Ratner Companies of $30 to $45 million.

     Brooklyn Atlantic Yards is also expected to include, when complete, approximately 2.1 million square feet of commercial office space; approximately 300,000 square feet of retail space; and approximately 4.4 million square feet of residential space, which are expected to be developed on properties adjacent to or nearby the arena. Forest City Ratner Companies is in the process of finalizing agreements with state and local government authorities, and currently expects that it, together with other investors, will acquire preferential development rights for these properties. Forest City Ratner Companies anticipates that it will own approximately 40% to 50% of the interest in these properties forming part of Brooklyn Atlantic Yards. The Company will own approximately 70% of this 40% to 50% interest.

     The acquisition and development of Brooklyn Atlantic Yards is subject to the completion of negotiations with local and state governmental authorities, including negotiation of the development rights described above, the satisfactory completion of due diligence, the receipt of governmental and non-governmental approvals and the possible condemnation of the land needed for the development. The negotiations relating to the acquisition and development rights for Brooklyn Atlantic Yards may not be successfully completed, the acquisition and development rights may not be obtained or completed on the terms described above and the Brooklyn Atlantic Yards may not be developed with the features described above. For a discussion of risks we face in investing in and developing real estate projects, see "Risk Factors--We are Subject to Real Estate Development and Investment Risk."

WASHINGTON, D.C. DEVELOPMENT

     The Company was recently selected to develop the Southeast Federal Center in Washington, D.C. The redevelopment of the 44-acre site is expected to include up to 1.8 million square feet of office space and 2,800 residential units. The Company anticipates that this project will be completed in phases over the next 10 to 20 years. The development of Southeast Federal Center is subject to the completion of negotiations with local and state governmental authorities, including negotiation of the development rights, the satisfactory completion of due diligence and the receipt of governmental and non-governmental approvals. For a discussion of the risks we face in developing this project, see "Risk Factors -- We are Subject to Real Estate Development and Investment Risk."

                                  RISK FACTORS

     An investment in the notes involves a number of risks. You should carefully consider these risks, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to purchase our notes. This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. For a discussion of these forward-looking statements, see "Forward-Looking Statements."

OUR HIGH DEBT LEVERAGE MAY PREVENT US FROM RESPONDING TO CHANGING BUSINESS AND ECONOMIC CONDITIONS

  OUR HIGH DEGREE OF DEBT LEVERAGE COULD LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING OR ADVERSELY AFFECT OUR LIQUIDITY AND FINANCIAL CONDITION.

     We have a relatively high ratio of debt to total market capitalization. Our debt consists primarily of non-recourse mortgage debt. If this offering had taken place on October 31, 2003 and we accounted for and applied the net proceeds from this offering, that ratio would have been approximately 64.2% at October 31, 2003. Our high leverage may adversely affect our ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes and may make us more vulnerable to a downturn in the economy generally.

     We do not expect to repay a substantial amount of the outstanding principal of our outstanding debt prior to maturity or to have available funds sufficient to repay this debt at maturity. As a result, it will be necessary for us to refinance our debt through new debt financings or through equity offerings. If interest rates are higher at the time of refinancing, our interest expense would increase, which would adversely affect our results of operations and cash flows. In addition, in the event we were unable to secure refinancing on acceptable terms, we might be forced to sell properties on unfavorable terms, which could result in the recognition of losses and could adversely affect our financial position, results of operations and cash flows. If we are unable to make the required payments on any debt secured by a mortgage on one of our properties or to refinance that debt when it comes due, the mortgage lender could take that property through foreclosure and, as a result, we could lose income and asset value.

     Approximately $291.4 million becomes due in fiscal year 2004. Additionally, we have obtained credit enhanced mortgage debt for a number of our properties. Generally, the credit enhancement, such as a letter of credit, expires prior to the term of the underlying mortgage debt and must be renewed or replaced to prevent acceleration of the underlying mortgage debt. We treat credit enhanced debt as maturing in the year the credit enhancement expires.

     We cannot assure you that we will be able to refinance this debt, obtain renewals or replacement of credit enhancement devices, such as a letter of credit, or otherwise obtain funds by selling assets or by raising equity. Our inability to repay or refinance our debt when it becomes due could result in foreclosure on those properties.

     From time to time, a non-recourse mortgage may become past due and if we are unsuccessful in negotiating an extension or refinancing, the lender could commence foreclosure proceedings.

  OUR CREDIT FACILITY COVENANTS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We have guaranteed the obligations of one of our consolidated subsidiaries, Forest City Rental Properties Corporation, or FCRPC, under the FCRPC credit agreement, dated as of March 5, 2002, as amended, among Forest City Rental Properties Corporation, the banks named therein, KeyBank National Association, as administrative agent, and National City Bank, as syndication agent. This guaranty imposes a number of restrictive covenants on Forest City, including a prohibition on certain consolidations and mergers, limitations on the amount of debt, guarantees and property liens that Forest City may incur. The guaranty also requires Forest City to maintain a specified minimum cash flow coverage ratio, consolidated shareholders' equity and earnings before depreciation and taxes, or EBDT.

     A failure to comply with any of the covenants under the guaranty or failure by FCRPC to comply with any of the covenants under the FCRPC credit agreement could result in an event of default, which would trigger Forest City's obligation to repay all amounts outstanding under the FCRPC credit agreement. Forest City's ability and FCRPC's ability to comply with these covenants will depend upon the future economic performance of Forest City and FCRPC. These covenants may adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be desirable or advantageous to us.

THE FCRPC CREDIT AGREEMENT AND FOREST CITY'S GUARANTY MAY PREVENT PAYMENT ON THE NOTES

     In the event of a continuing default on the payment of principal, interest or other charges due under the FCRPC credit agreement or under Forest City's guaranty of payment of the FCRPC credit agreement, Forest City will be prohibited from making payments of principal and interest on the notes. In the event of a continuing non-payment default, the guaranty prohibits FCRPC from making any distribution to Forest City except as is necessary to pay interest (but not principal) on the notes.

THE NOTES WILL BE JUNIOR TO ALL OF THE EXISTING AND FUTURE DEBT OF FOREST CITY'S SUBSIDIARIES AND TO ALL OF FOREST CITY'S EXISTING AND FUTURE SENIOR SECURED DEBT

     Forest City holds substantially all of its assets and conducts substantially all of its operations through its subsidiaries. Forest City derives substantially all of its operating income and cash flow from its subsidiaries and must rely substantially upon distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the notes. The notes will be effectively junior to all debt and other liabilities of Forest City's subsidiaries, including the borrowings under the FCRPC credit agreement and the Forest City Trading Group, Inc. credit agreement. For a description of the proposed increase in the size of the FCRPC credit agreement, see "Recent Developments." The aggregate revenues derived from Forest City's subsidiaries for fiscal 2002 and the nine months ended October 31, 2003 was $926.4 million and $785.6 million, respectively, or substantially all of our consolidated revenues. Similarly, the aggregate net earnings derived from Forest City's subsidiaries for fiscal 2002 and the nine months ended October 31, 2003 was $62.1 million and $66.5 million, respectively, or substantially all of our consolidated net earnings. Forest City's subsidiaries had an aggregate shareholders' equity of $621.8 million and $688.0 million, or 88% and 92% of consolidated shareholders' equity, at January 31, 2003 and October 31, 2003, respectively. Additionally, Forest City's subsidiaries had approximately $3.2 billion and $3.6 billion of debt outstanding at January 31, 2003 and October 31, 2003, respectively.

     Substantially all of Forest City's secured debt consists of non-recourse mortgage debt incurred by its subsidiaries. As of October 31, 2003, Forest City had $3.5 billion of secured debt outstanding. The notes will be effectively junior in right of payment to all of Forest City's existing and future senior secured debt, to the extent of the value of the collateral securing such debt.

FOREST CITY MAY BE UNABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL OR CERTAIN ASSET DISPOSITIONS

     In the event of a change of control, Forest City will be required to make an offer to purchase the notes. In the event of certain asset sales, Forest City may also be required to repurchase the notes with excess proceeds from the asset sales. The FCRPC guaranty prohibits the repayment of the notes if FCRPC is in default on payment of principal, interest or other charges due under the FCRPC credit agreement and prohibits distributions by FCRPC to Forest City to pay the principal of the notes if, at the time it is required to repurchase the notes, there is a continuing non-payment default. As a result of these provisions, Forest City will be unable to purchase the notes as required if, at the time it is required to repurchase the notes, there is a continuing default on payment of principal, interest or other charges due under the FCRPC credit agreement. Further, since a change of control (through a change in management or ownership of Forest City) constitutes an event of default under the FCRPC credit agreement, after a change of control FCRPC will be prohibited from making payments to Forest City in order to provide Forest City with sufficient funds to repay the notes as required. Because of these provisions, Forest City may be unable to repurchase the notes unless FCRPC's lenders waive these provisions or we refinance the FCRPC credit agreement. Furthermore, even if the lenders waive these provisions, Forest City cannot assure you that it will have the financial resources necessary to repurchase all of the notes tendered by the holders thereof in the event of a change in control, particularly if such change of control requires us to refinance, or results in the acceleration of, the FCRPC credit agreement or any other debt.

ANY RISE IN INTEREST RATES WILL INCREASE OUR INTEREST COSTS

     An increase in interest rates will increase our interest expenses associated with our floating-rate debt and the refinancing of any fixed-rate debt originally financed at a lower rate. At October 31, 2003, including properties accounted for on the equity method, a 100 basis point increase in taxable variable interest rates would have increased our interest expense, and conversely reduced our pre-tax earnings, by approximately $3.4 million (including both mortgage debt and corporate borrowings). This calculation reflects the interest rate swaps and long-term LIBOR contracts in effect as of October 31, 2003. We are exposed to the risk that our counterparties will fail to perform their obligations to us, thus increasing our exposure to increases in interest rates. Although tax-exempt interest rates generally increase in an amount that is smaller than corresponding changes in taxable interest rates, a 100 basis point increase in tax-exempt variable interest rates would have increased the interest expense, and conversely reduced our pre-tax earnings, by approximately $3.9 million.

IF WE ARE UNABLE TO OBTAIN TAX-EXEMPT FINANCINGS, OUR INTEREST COSTS WILL RISE

     We regularly utilize tax-exempt financings and tax increment financings, which generally bear interest at rates below prevailing rates available for conventional taxable financing. Such tax-exempt bonds or similar government subsidized financing may not continue to be available to us in the future, either for new development or acquisitions, or for the refinancing of outstanding debt. If we are unable to obtain these financings or to refinance outstanding debt on favorable terms, our ability to develop or acquire properties could be impaired, which could have a material adverse effect on our financial position, results of operations and cash flows.

WE ARE SUBJECT TO REAL ESTATE DEVELOPMENT AND INVESTMENT RISK

     The value of, and our income from, our properties may decline due to developments that adversely affect real estate generally and those that are specific to our properties. General factors that may adversely affect our real estate portfolios include:

      -- a decline in the economic conditions in one or more of our primary markets;

      -- an increase in competition for tenants and customers or a decrease in demand by tenants and customers;

      --   increases in interest rates;

      -- declines in consumer spending during an economic recession that adversely affect our revenue from our retail centers;

      --   a general tightening of the availability of credit;

      --   an increase in supply of our property types in our primary markets;

      -- a continuation of terrorist activities or other acts of violence or war in the United States or the occurrence of such activities or acts that impact properties in our real estate portfolios or that may impact the general economy;

      --   continuation or escalation of tensions in the Middle East; and

      -- the adoption on the national, state or local level of more restrictive laws and governmental regulations, including more restrictive zoning, land use or environmental regulations and increased real estate taxes.

     In addition, there are factors that may adversely affect the value of, and our income from, specific properties, including:

      -- adverse changes in the perceptions of prospective tenants or purchasers of the attractiveness of the property;

      -- opposition from local community or political groups with respect to development or construction at a particular site;

      -- our inability to provide adequate management and maintenance or to obtain adequate insurance;

      --   our inability to collect rent or other receivables;

      --   an increase in operating costs; and

      -- introduction of a competitor's property in or in close proximity to one of our current markets.

     Our development projects may exceed budget or be prevented from completion for many reasons, including:

      -- an inability to secure sufficient financing on favorable terms, including an inability to refinance construction loans;

      -- construction delays or cost overruns, either of which may increase project development costs;

      -- an inability to obtain zoning, occupancy and other required governmental permits and authorizations;

      -- an inability to secure tenants or anchors necessary to support the project; and

      --   failure to achieve or sustain anticipated occupancy or sales levels.

     The occurrence of one or more of the above risks could result in significant delays or unexpected expenses. If any of these occur, we may not achieve our projected returns on properties under development and we could lose some or all of our investments in those properties.

     In the past, we have elected not to proceed, or have been prevented from proceeding, with specific development projects, and we anticipate that this may occur again from time to time in the future. A development project may be delayed or terminated because a project partner or prospective anchor tenant withdraws or a third party challenges our entitlements or public financings.

     We periodically serve as either the construction manager or the general contractor for our development projects. The construction of real estate projects entails unique risks, including risks that the project will fail to conform to building plans, specifications and timetables. These failures could be caused by strikes, weather, government regulations and other conditions beyond our control. In addition, we may become liable for injuries and accidents occurring during the construction process that are not insured.

     In the construction of new projects, we generally guarantee the lender under the construction loan the lien-free completion of the project. This guaranty is recourse to us and places the risk of construction delays and cost overruns on us. In addition, from time to time we guarantee the obligations of a major tenant during the construction phase. This type of guaranty is released upon completion of the project. Furthermore, as the general partner of certain limited partnerships, we guarantee the funding of operating deficits of newly-opened apartment projects for an average of five years. We may have to make significant expenditures in the future in order to comply with our lien-free completion obligations and funding of operating deficits.

AN ECONOMIC DECLINE IN ONE OR MORE OF OUR PRIMARY MARKETS MAY ADVERSELY AFFECT OUR OPERATING RESULTS AND FINANCIAL CONDITION

     Our core markets are Boston, Denver, California, New York City, Philadelphia and Washington, D.C. A downturn in any of these markets may impair:

      --   the ability of our tenants to make lease payments;

      -- our ability to market new developments to prospective purchasers and tenants;

      --   our rental and lease rates;

      --   hotel occupancy and room rates;

      --   land sales; and

      --   occupancy rates for commercial and residential properties.

     Adverse economic conditions may continue to adversely impact our results of operations and cash flows and the impact of these conditions could be more significant than we have experienced to date. In addition, local real estate market conditions have been, and may continue to be, significantly impacted by one or more of the following events:

      --   business layoffs and downsizing;

      --   industry slowdowns;

      --   relocations or closings of businesses;

      --   changing demographics; and

      --   any oversupply of or reduced demand for real estate.

     In general, we have been experiencing weakness across almost all of our markets in our Residential Group and in the hotel operations of our Commercial Group. For example, our Residential Group has been experiencing weakness in rental rates and occupancy rates in its portfolio in almost all of its markets. We do not expect these situations to change in the near to medium-term. With respect to particular markets, the Boston, Denver, California, New York City and Cleveland real estate markets have been significantly impacted by recent local economic downturns, which has made it more difficult to maintain occupancy levels at certain of our properties. In the Cleveland market, where we have significant office space (the majority of which must be refinanced in fiscal 2005 and 2006) we have significant office vacancies due to weak market conditions. This situation has directly impacted us since we had a relatively low number of long-term office space leases in place. Unless this situation improves, we may have trouble refinancing our Cleveland office space.

VACANCIES IN OUR PROPERTIES MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND CASH FLOWS

     Our results of operations and cash flows may be adversely affected if we are unable to continue leasing a significant portion of our commercial and residential real estate portfolio. We depend on commercial and residential tenants in order to collect rents and other charges. Our ability to sustain our current and historical occupancy levels depends on many factors that are discussed elsewhere in this section. For example, as discussed above, we have experienced decreased occupancy levels in our residential properties in all our markets and in our commercial office properties in our Cleveland market. Our failure to successfully lease our property on favorable terms will adversely affect our results of operations and cash flows.

TERRORIST ATTACKS AND OTHER ACTS OF VIOLENCE OR WAR HAVE IMPACTED, AND MAY IN THE FUTURE IMPACT, OUR OPERATIONS AND PROFITABILITY

     We have a high concentration of properties in Washington, D.C. and New York City. As a result, we face a heightened risk of terrorism. We were directly impacted by the September 11, 2001 terrorist attacks at our Battery Park City Hotel and retail properties.

     Future terrorist attacks may directly impact physical facilities in our real estate portfolio. In addition, future terrorist attacks, related armed conflicts or prolonged or increased tensions in the Middle East could cause consumer confidence and spending to decrease, and adversely affect mall traffic. Additionally, future terrorist attacks could increase volatility in the U.S. and worldwide financial markets. Any of these occurrences could have a significant impact on our operating results, revenues and costs.

  THERE MAY BE A DECREASE IN DEMAND FOR SPACE IN LARGE METROPOLITAN AREAS THAT ARE CONSIDERED AT RISK FOR FUTURE TERRORIST ATTACKS, AND THIS DECREASE MAY REDUCE OUR REVENUES FROM PROPERTY RENTALS.

     We have significant investments in large metropolitan areas, including the New York, Boston, California, Washington D.C. and Denver metropolitan areas. In the aftermath of the terrorist attacks of September 11, 2001 and due to the possibility of future terrorist attacks, some tenants in these areas have chosen to relocate their business to less populated, lower-profile areas of the U.S. that are not as likely to be targets of future terrorist activity. This has resulted in a decrease in the demand for space in some areas, which could increase vacancies in our properties and force us to lease our properties on less favorable terms. As a result, the value of our property and the level of our revenues could significantly decline.

WE MAY BE UNABLE TO SELL PROPERTIES TO AVOID LOSSES OR TO REPOSITION OUR
PORTFOLIO

     Because real estate investments are relatively illiquid, we may be unable to dispose of underperforming properties and may be unable to reposition our portfolio in response to changes in regional or local real estate markets. As a result, we may incur operating losses from some of our properties and may have to write down the value of some properties.

OUR RESULTS OF OPERATIONS AND CASH FLOWS MAY BE ADVERSELY AFFECTED BY TENANT DEFAULTS OR THE CLOSING OR BANKRUPTCY OF NON-TENANT ANCHORS

     Our results of operations and cash flows may be adversely affected if a significant number of our tenants are unable to meet their obligations or renew their leases, or if we are unable to lease a significant amount of space on economically favorable terms. In the event of a default by a tenant, we may experience delays in payments and incur substantial costs in recovering our losses. Our ability to collect rents and other charges will be even more difficult if the tenant is bankrupt or insolvent. Our tenants have from time to time filed for bankruptcy or been involved in insolvency proceedings and others may in the future, which could make it more difficult to enforce our rights as lessor and protect our investment.

     Based on square feet as of July 31, 2003, our five largest office tenants were City of New York, Millennium Pharmaceuticals Inc., U.S. Government, Keyspan Energy and Securities Industry Automation Corp., and our five largest retail tenants were Regal Entertainment Group, The Gap, TJX Companies, AMC Entertainment Inc. and The Limited.

     Ames Department Stores, Inc., or Ames, one of our retail tenants that leased 236,000 square feet at three properties, filed for bankruptcy protection on August 20, 2001. Ames vacated all three properties and rejected the leases, which allowed it to stop paying rent. One property, Hunting Park, was re-leased, however the replacement tenant's rent, which is tied to sales, was not sufficient to cover debt service. We are negotiating with the lender to enter into a deed in lieu of foreclosure on the property and are currently waiting for the lender to complete its due diligence on the property so that we may complete the asset transfer. While we are working with potential tenants in efforts to achieve rental rates that will assure that debt service will be covered at other locations, we may not be successful and the lender may foreclose on these properties.

     The Ames bankruptcy, other current bankruptcies of some of our tenants and the potential bankruptcies of other tenants in the future could make it difficult for us to enforce our rights as lessor and protect our investment.

     With respect to our retail centers, we also could be adversely affected if a non-tenant anchor were to close or enter into bankruptcy. Although non-tenant anchors generally do not pay us rent, they typically contribute towards common area maintenance and other charges payable by us. The loss of these revenues could adversely affect our results of operations and cash flows. Further, the temporary or permanent loss of an anchor likely would reduce customer traffic in the retail center, which could reduce the percentage of rent paid by retail center tenants or cause retail center tenants to close or enter into bankruptcy. One or more of these factors could cause the retail center to fail to meet its debt service requirements.

WE ARE CONTROLLED BY THE RATNER, MILLER AND SHAFRAN FAMILIES, WHOSE INTERESTS MAY DIFFER FROM THOSE OF OTHER SHAREHOLDERS

     Our authorized common stock consists of Class A common stock and Class B common stock. The economic rights of each class of common stock are identical, but the voting rights differ. The Class A common stock, voting as a separate class, is entitled to elect 25% of the members of our board of directors, while the Class B common stock, voting as a separate class, is entitled to elect the remaining 75% of our board of directors. On all other matters, the Class A common stock and Class B common stock vote together as a single class, with each share of Class A common stock entitled to one vote per share and each share of Class B common stock entitled to ten votes per share.

     At March 3, 2003, members of the Ratner, Miller and Shafran families, which include members of our current board of directors and executive officers, owned 74.7% of the Class B common stock. RMS, Limited Partnership, which owned 74.4% of the Class B common stock, is a limited partnership, comprised of interests of these families, with eight individual general partners, currently consisting of:

      -- Samuel H. Miller, treasurer of Forest City and co-chairman of our board of directors;

      -- Charles A. Ratner, president, chief executive officer of Forest City and a director;

      -- Ronald A. Ratner, executive vice president of Forest City and a director;

      -- Brian J. Ratner, executive vice president of East Coast Development, Inc., a subsidiary of Forest City, and a director;

      -- Deborah Ratner Salzberg, president of Forest City Washington, Inc., a subsidiary of Forest City, and a director;

      --   Joan K. Shafran, a director;

      --   Joseph Shafran; and

      --   Abraham Miller.

     Joan K. Shafran is the sister of Joseph Shafran. Charles A. Ratner, James
A. Ratner, executive vice president of Forest City and a director, and Ronald A. Ratner are brothers. Albert B. Ratner, co-chairman of our board of directors, is the father of Brian J. Ratner and Deborah Ratner Salzberg and is first cousin to Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Joan K. Shafran and Joseph Shafran. Samuel H. Miller was married to Ruth Ratner Miller (now deceased), a sister of Albert B. Ratner, and is the father of Abraham Miller. General partners holding 60% of the total voting power of RMS, Limited Partnership determine how to vote the Class B common stock held by RMS, Limited Partnership. No person may transfer his or her interest in the Class B common stock held by RMS, Limited Partnership without complying with various rights of first refusal.

     In addition, at March 3, 2003, members of these families collectively owned 23.2% of the Class A common stock. As a result of their ownership in Forest City, these family members and RMS, Limited Partnership have the ability to elect a majority of our board of directors and to control the management and policies of Forest City. Generally, they may also determine, without the consent of our other shareholders, the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets and prevent or cause a change in control of Forest City.

     Even if these families or RMS, Limited Partnership reduce their level of ownership of Class B common stock below the level necessary to maintain a majority of voting power, specific provisions of Ohio law and our

Restated Articles of Incorporation may have the effect of discouraging a third party from making a proposal to acquire us or delaying or preventing a change in control or management of Forest City without the approval of these families or RMS, Limited Partnership.

RELATIONSHIPS EXIST BETWEEN US AND SOME OF OUR DIRECTORS AND EXECUTIVE OFFICERS THAT CREATE CONFLICTS OF INTEREST

 RMS INVESTMENT CORP. PROVIDES PROPERTY MANAGEMENT AND LEASING SERVICES TO US AND IS CONTROLLED BY SOME OF OUR AFFILIATES.

     We paid approximately $205,000 and $135,600 as total compensation during fiscal 2002 and the nine months ended October 31, 2003, respectively, to RMS Investment Corp. for property management and leasing services. RMS Investment Corp. is controlled by members of the Ratner, Miller and Shafran families, some of whom are our directors and executive officers.

     RMS Investment Corp. manages and provides leasing services to two of our Cleveland-area specialty retail centers, Golden Gate, which has 362,000 square feet, and Midtown Plaza, which has 258,000 square feet. The current rate of compensation for these management services is 4% of all rental income, plus a leasing fee of generally 2% to 4% of rental income. Management believes these fees are comparable to those other management companies would charge to non-affiliated third parties.

 OUR DIRECTORS AND EXECUTIVE OFFICERS MAY HAVE INTERESTS IN COMPETING PROPERTIES, AND WE DO NOT HAVE NON-COMPETE AGREEMENTS WITH OUR DIRECTORS AND EXECUTIVE OFFICERS.

     Under our current policy, no director, officer or employee, including any member of the Ratner, Miller and Shafran families, is allowed to invest in a competing real estate opportunity without first obtaining the approval of the audit committee of our board. We do not have non-compete agreements with any director, officer or employee, however, and upon leaving Forest City any director, officer or employee could compete with us. Notwithstanding our policy, we permit our principal shareholders who are officers and employees to own, alone or in conjunction with others, certain commercial, industrial and residential properties that may be developed, expanded, operated and sold independently of our business. As a result of their ownership of these properties, a conflict of interest may arise between them and Forest City. The conflict may involve the development or expansion of properties that may compete with our properties and the solicitation of tenants to lease these properties.

OUR PROPERTIES AND BUSINESSES FACE SIGNIFICANT COMPETITION

     The real estate industry is highly competitive in many of the markets in which we operate. Competition could over-saturate any market, as a result of which we may not have sufficient cash to meet the debt service requirements on certain of our properties. Although we may attempt to renegotiate a restructuring with the mortgagee, we may not be successful, which could cause a property to be transferred to the mortgagee.

     There are numerous developers, managers and owners of commercial and residential real estate that compete with us nationally, regionally and/or locally, some of whom have greater financial resources than us. They compete with us for management and leasing revenues, land for development, properties for acquisition and disposition and for anchor department stores and tenants for properties. We may not be able to successfully compete in these areas.

     Tenants at our retail properties face continual competition in attracting customers from retailers at other shopping centers, catalogue companies, various websites, warehouse stores, large discounters, outlet malls, wholesale clubs and direct mail and telemarketers. Our competitors and those of our tenants could have a material adverse effect on our ability to lease space in our properties and on the rents we can charge or the concessions we can grant. This in turn could materially and adversely affect our results of operations and cash flows, and could affect the realizable value of our assets upon sale.

     The lumber wholesaling business is also highly competitive. Competitors in the lumber brokerage business include numerous brokers and in-house sales departments of lumber manufacturers, many of which are larger and have greater resources than us.

OUR BUSINESS WILL BE ADVERSELY IMPACTED BY UNINSURED LOSSES OR LOSSES EXCEEDING OUR INSURANCE LIMITS

     We carry comprehensive general liability, special property, flood, earthquake and rental loss (and environmental insurance on certain locations) with respect to our properties within insured limits and policy specifications that we believe are customary for similar properties. There are, however, specific types of losses, generally of a catastrophic nature, such as losses from wars, terrorism or earthquakes, for which we cannot obtain adequate insurance coverage or, in our judgment, for which we cannot obtain insurance at a reasonable cost. In the event of an uninsured loss or a loss in excess of our insurance limits, we could lose both our invested capital in, and anticipated profits from, the affected property. Any such loss could materially and adversely affect our results of operations, cash flows and financial position.

     Under our current policies, which expire November 1, 2004, our properties are insured against acts of terrorism, subject to various limits, deductibles and exceptions for acts of war and terrorist acts involving biological, chemical and nuclear damage.

     Once this policy expires, we may not be able to obtain adequate terrorism coverage at a reasonable cost. In addition, our insurers may not be able to maintain reinsurance sufficient to cover any losses we may incur as a result of terrorist acts. As a result, our insurers' ability to pay for any damages that we sustain as a result of a terrorist attack may be reduced.

     Additionally, most of our current project mortgages require special all-risk property insurance, and we cannot assure you that we will be able to obtain policies that will satisfy lender requirements.

     We are self-insured as to the first $500,000 of liability coverage and self-insured on the first $250,000 of property damage. Our captive insurance company, licensed and regulated by the State of Vermont, is adequately funded per state regulations to cover the first $250,000 of potential property damage claims. While we believe that our self-insurance reserves are adequate, we cannot assure you that we will not incur losses that exceed these self-insurance reserves.

OUR LUMBER TRADING GROUP MAY SUFFER IF HOME BUILDING OR REMODELING ACTIVITIES DECLINE

     The lumber business is highly cyclical. The Lumber Trading Group is exposed to the risk of downturns in new home building and home remodeling activities. While we believe that we have in place adequate controls to effectively manage this risk, we cannot assure you that we will not suffer a loss from a downturn in the new home building and home remodeling markets.

WE HAVE BEEN SUBJECTED TO VOLATILE COMMODITY LUMBER PRICES WHICH HAVE HAD AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS

     Lumber prices can be highly volatile. Although a majority of the Lumber Trading Group's sales involve back-to-back trades in which we bring together a buyer and seller for an immediate purchase and sale, the remainder of our transactions are trades in which we take a short-term ownership position in lumber. This short-term ownership position subjects us to market risk associated with fluctuations in lumber prices. Fluctuations in lumber prices can have an adverse effect on the results of operations of our Lumber Trading Group.

WE MAY INCUR UNANTICIPATED COSTS AND LIABILITIES DUE TO ENVIRONMENTAL PROBLEMS

     Under various federal, state and local environmental laws, an owner or operator of real property may become liable for the costs of the investigation, removal and remediation of hazardous or toxic substances at that property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure to remediate these substances when present, may adversely affect the owner's ability to sell or rent that real property or to borrow funds using that real property as collateral and it also may impose unanticipated costs and delays on projects. Persons who arrange for the disposal or treatment of hazardous or toxic wastes may also be liable for the costs of the investigation, removal and remediations of those wastes at the disposal or treatment facility, regardless of whether that facility is owned or operated by that person. In some instances, federal, state and local laws require abatement or removal of specific asbestos-containing materials in the event of demolition, renovations, remodeling, damage or decay. These laws also impose specific worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air.

     We could be held liable for the environmental response costs associated with the release of some regulated substances or related claims, whether by us, our tenants, former owners or tenants of the affected property or others. In addition to remediation actions brought by federal, state and local agencies, the presence of hazardous substances on a property could result in personal injury, contribution or other claims by private parties. These claims could result in costs or liabilities that could exceed the value of the affected property. We are not aware of any notification by any private party or governmental authority of any claim in connection with environmental conditions at any of our properties that we believe will involve any material expenditure. Nor are we aware of any environmental condition on any of our properties that we believe will involve any material expenditure. However, we cannot assure you that any non-compliance, liability, claim or expenditure will not arise in the future. To the extent that we are held liable for the release of regulated substances by tenants or others, we cannot assure you we would be able to recover our costs from those persons.

WE FACE POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND OTHER PARTNERSHIP RISKS

     As part of our financing strategy, we have financed several real estate projects through limited partnerships with investment partners. The investment partner, typically a large, sophisticated institution or corporate investor, invests cash in exchange for a limited partnership interest and special allocations of expenses and the majority of tax losses and credits associated with the project. These partnerships typically require us to indemnify, on an after-tax or "grossed up" basis, the investment partner against the failure to receive or the loss of allocated tax credits and tax losses.

     We believe that all the necessary requirements for qualification for such tax credits have been and will be met and that our investment partners will be able to receive expense allocations associated with these properties. However, we cannot assure you that this will, in fact, be the case or that we will not be required to indemnify our investment partners on an after-tax basis for these amounts. Any indemnification payment could have a material adverse effect on our results of operations and cash flows.

     In addition to partnerships, we also use limited liability companies, or LLCs, to finance some of our projects with third party lenders. Acting through our wholly-owned subsidiaries, we typically are a general partner or managing member in these partnerships or LLCs. There are, however, instances in which we do not control or even participate in management or day-to-day operations.

     The use of a structure where we do not control the management of the entity involves special risks associated with the possibility that:

      -- another partner or member may have interests or goals that are inconsistent with ours;

      -- a general partner or managing member may take actions contrary to our instructions, requests, policies or objectives with respect to our real estate investments; or

      -- a partner or a member could experience financial difficulties that prevent it from fulfilling its financial or other responsibilities to the project or its lender or the other partners or members.

     To the extent we are a general partner or managing member, we may be exposed to unlimited liability, which may exceed our investment or equity in the partnership or LLC, as applicable. If one of our subsidiaries is a general partner or managing member of a particular partnership or LLC, as applicable, it may be exposed to the same kind of unlimited liability.

COMPLIANCE OR FAILURE TO COMPLY WITH THE AMERICANS WITH DISABILITIES ACT AND OTHER SIMILAR LAWS COULD RESULT IN SUBSTANTIAL COSTS

     The Americans with Disabilities Act generally requires that public buildings, including office buildings and hotels, be made accessible to disabled persons.

     In the event that we are not in compliance with the Americans with Disabilities Act, the federal government could fine us or private parties could be awarded damages against us. If we are required to make substantial alterations and capital expenditures in one or more of our properties, including the removal of access barriers, it could adversely affect our results of operations and cash flows.

     We may also incur significant costs complying with other regulations. Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and safety requirements. If we fail to comply with these requirements, we could incur fines or private damage awards. We believe that our properties are currently in material compliance with all of these regulatory requirements. However, existing requirements may change and compliance with future requirements may require significant unanticipated expenditures that could adversely affect our cash flows and results of operations.

AN INCREASE IN INTEREST RATES COULD CAUSE A DECREASE IN THE MARKET PRICE OF THE NOTES

     A variety of factors may influence the price of the notes in public trading markets. We believe that investors generally perceive companies engaged in the ownership, development, management and acquisition of commercial and residential real estate properties as yield-driven investments and compare the annual yield from distributions by such companies with yields on various other types of financial instruments. Thus, an increase in market interest rates generally could adversely affect the market price of the notes.

THERE IS NO PUBLIC MARKET FOR THE NOTES

     Prior to this offering, there has been no public market for the notes, and there can be no assurance that an active trading market for the notes will develop or continue upon completion of the offering. Due to the absence of any prior public market for the notes, there can be no assurance that the public offering price will correspond to the price at which the notes will trade in the public market subsequent to the offering. We have applied to list the notes on the NYSE. However, we cannot assure you that the notes will be approved for listing on the NYSE. If the application is approved, trading of the notes on the NYSE is not expected to begin until 30 days after the date of initial delivery of the notes.

                                USE OF PROCEEDS

     We expect to receive net proceeds from this offering of approximately $96.4 million after payment of all anticipated issuance costs of approximately $500,000. We intend to use these proceeds to pay off the current outstanding balance of approximately $56.3 million under the term loan of the FCRPC credit facility. Currently, the term loan matures in March 2006 and bears interest at 3.91% per annum. We expect to use the remaining net proceeds for general corporate and working capital purposes. Immediately after this offering and until we use the proceeds as described, we intend to invest the net proceeds in short-term investments.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of October 31, 2003, and as adjusted to give effect to this offering and the application of the net proceeds therefrom in the manner described in "Use of Proceeds." The table should be read in conjunction with our consolidated financial statements and our other information included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                                 OCTOBER 31, 2003
                                                              -----------------------
                                                                ACTUAL      ADJUSTED
                                                              ----------   ----------
                                                                  (IN THOUSANDS)
Cash and cash equivalents...................................  $  175,958   $  209,808
                                                              ==========   ==========
Mortgage debt, non-recourse.................................   3,478,990    3,478,990
Long-term credit facility--revolving portion................          --           --
Long-term credit facility--term loan(1).....................      62,500           --
7.625% senior notes due 2015................................     300,000      300,000
Notes offered hereby........................................          --      100,000
Subordinated debt...........................................      20,400       20,400
Shareholders' equity:
  Preferred stock--convertible, without par value; 5,000,000
     shares authorized; no shares issued....................          --           --
  Common stock--$.33 1/3 par value
     Class A, 96,000,000 shares authorized; 36,509,636
       shares issued, 36,240,344 shares outstanding.........      12,170       12,170
     Class B, convertible, 36,000,000 shares authorized;
       13,716,192 shares issued, 13,716,192 outstanding.....       4,572        4,572
  Additional paid-in capital................................     234,668      234,668
  Retained earnings.........................................     505,722      505,722
  Less treasury stock, at cost; 269,292 Class A shares and
     no Class B shares......................................      (1,971)      (1,971)
  Accumulated other comprehensive loss......................      (8,990)      (8,990)
                                                              ----------   ----------
     Total shareholders' equity.............................     746,171      746,171
                                                              ----------   ----------
Total capitalization........................................  $4,608,061   $4,645,561
                                                              ==========   ==========

---------------

(1) Since October 31, 2003 through the date of this prospectus supplement, we have made regularly scheduled amortization payments of $6.2 million under our term loan.

                              DESCRIPTION OF NOTES

     You should read the following information in conjunction with the statements under "Description of Senior Debt Securities We May Offer" in the accompanying prospectus. This prospectus supplement replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus to the extent the terms of the notes described below are inconsistent with the provisions of the debt securities set forth in the accompanying prospectus.

     We will issue the notes under an indenture, dated as of May 19, 2003, between Forest City and The Bank of New York, as trustee. We will issue the notes in denominations of $25 and integral multiples of $25.

     The statements under this caption relating to the notes and the indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all those terms, and prospective purchasers of the notes are referred to the indenture and the Trust Indenture Act for a statement thereof.

     You can find the definitions of certain capitalized terms in this section under the subheading "--Certain Definitions."

     All references to "Forest City" or "we" in this description refer solely to Forest City Enterprises, Inc., an Ohio corporation, and do not, unless otherwise indicated, include the subsidiaries or affiliates of Forest City Enterprises Inc. The risks relating to the status of Forest City Enterprises, Inc. as a holding company are discussed under "Risk Factors--The Notes Will Be Junior to All of the Existing and Future Debt of Forest City's Subsidiaries and to All of Forest City's Existing and Future Senior Secured Debt."

GENERAL

      --   Title: 7.375% Senior Notes Due 2034.

      --   Maturity date: February 1, 2034.

      --   Interest rate: 7.375% per annum.

      -- Interest payment dates: February 1, May 1, August 1 and November 1, commencing May 1, 2004.

      --   Regular record dates: January 15, April 15, July 15 and October 15.

      -- Overdue interest: 2% per annum (in excess of the stated interest rate).

      -- Aggregate principal amount: $100,000,000 plus any additional notes that may be issued in the future.

     The notes will mature on February 1, 2034. Interest on the notes will accrue from February 10, 2004 at a rate of 7.375% per annum, computed on the basis of a 360-day year of twelve 30-day months. Principal of, and premium, if any, and interest on the notes will be payable, and the notes may be presented for registration of transfer and exchange, at the office or agency of Forest City maintained for that purpose in the Borough of Manhattan, The City of New York. However, Forest City may, at its option, pay interest on the notes by check mailed to the address of the person entitled thereto as it appears in the note register. Until otherwise designated by Forest City, that office or agency will be the corporate trust office of the trustee, as paying agent and registrar.

RANKING

     The notes will be senior unsecured obligations of Forest City. The notes will rank equally in right of payment will all other existing and future senior unsecured indebtedness of Forest City.

     The FCRPC credit agreement prohibits the payment of principal and interest on the notes during the existence of a payment default under the FCRPC credit agreement or the guaranty. The notes will be effectively subordinated to all our existing and future senior secured indebtedness, to the extent of the value securing such indebtedness.

AMOUNT UNLIMITED; NOTES ISSUED AS A SERIES

     We may issue additional notes under the indenture. The additional notes may be in any amount and may be treated as part of the same series as the notes offered hereby for purposes of the indenture. If we issue additional notes as part of the same series as the notes, the additional notes and the notes will be treated as a single series for all purposes of the indenture, including waivers, amendments and redemptions. Under the terms of the indenture, we may also from time to time issue other series of notes with interest rates, maturities and other terms that are different than the notes. Unless the context otherwise requires, all references in this description to the notes include any additional notes issued as part of the same series.

BOOK-ENTRY, DELIVERY AND FORM

     The notes will be issued in the form of a global note or notes. The Depository Trust Company, New York, New York, will act as the depositary for the global note or notes. Forest City will register the global note or notes in The Depository Trust Company's name or in the name of its nominee. Except in the circumstances described below, global notes may be transferred only to the depositary or its nominee or to a successor of the depositary or its nominee. The depositary has also advised us that pursuant to procedures established by it:

      -- upon the issuance by us of the global notes, the depositary will credit the accounts of participants designated by the underwriters with the principal amount of the global notes purchased by the underwriters; and

      -- ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, with respect to participants' interests, the participants and the indirect participants.

     The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

     You can find further information regarding global notes and the depositary's procedures for global notes under "Description of Senior Debt Securities We May Offer--Global Securities" in the accompanying prospectus.

     Neither Forest City nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal, premium and interest payments on the global notes registered in the name of the depositary or its nominee, as the case may be, will be made by Forest City, either directly or through a paying agent, to the depositary or its nominee, as the case may be, as the registered owner of the global notes. The depositary has advised Forest City and the trustee that its present practice is, upon receipt of any payment of principal, premium or interest, to credit immediately the accounts of the relevant participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the global notes as shown on the records of the depositary. Payments by participants and indirect participants to owners of beneficial interests in the global notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of those participants or indirect participants.

     As long as the notes are represented by the global notes, the depositary or its nominee, as the case may be, will be the holder of the notes and therefore will be the only entity that can exercise a right to cause the repurchase of the notes. The circumstances under which we may be required to repurchase the notes are described below under "--Repurchase at the Option of Holders--Asset Dispositions" and "--Change of Control." Notice by participants or indirect participants of the depositary or by owners of beneficial interests in global notes held through those participants or indirect participants of the exercise of the option to elect repayment of beneficial interests in the notes represented by the global notes must be transmitted to the depositary in accordance with its procedures on a form required by the depositary and provided to participants. In order to ensure that the depositary or its nominee, as the case may be, will timely exercise a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other participant or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which the instruction must be given in order for timely notice to be delivered to the depositary. Forest City will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

     Forest City will issue notes in definitive form in exchange for the global notes if:

      -- the depositary is at any time unwilling or unable to continue as depositary or has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by Forest City within 90 days;

      -- an Event of Default under the indenture or an event that with notice or lapse of time, or both, would constitute an Event of Default under the indenture will have occurred or be continuing; or

      --   Forest City so requests.

     In each such instance, an owner of a beneficial interest in the global notes will be entitled to have notes equal in principal amount to its beneficial interest registered in its name and will be entitled to physical delivery of those notes in definitive form. The definitive notes will be registered in the names as the depositary will instruct the trustee. Notes so issued in definitive form will be issued in denominations of $25 and integral multiples of $25 and will be issued in registered form only, without coupons.

OPTIONAL REDEMPTION

     We may not redeem the notes before February 10, 2009. On and after February 10, 2009, we may redeem the notes, at our option and at any time, in whole or part, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest up to but not including the date of redemption.

     To redeem the notes as described in this section, Forest City must give at least 30 and at most 60 days notice by mail to each holder of notes that are to be redeemed. If Forest City redeems the notes, Forest City will pay any accrued and unpaid interest to, but excluding, the redemption date. A redemption will not affect the right of holders to receive interest on a scheduled interest payment date that occurs prior to the redemption date. If Forest City redeems less than all the notes, the trustee will select the notes for redemption in a manner the Trustee deems fair and appropriate. Partial redemption will be made in increments of $25.

MANDATORY REDEMPTION

     Except as described below under "--Repurchase at the Option of Holders--Asset Dispositions" and "--Change of Control," the notes will not have the benefit of any obligation of Forest City to repurchase notes at the option of the holders.

     The notes will not have the benefit of any sinking fund.

REPURCHASE AT THE OPTION OF HOLDERS

  ASSET DISPOSITIONS

     Forest City may not, and may not permit any Subsidiary to, make any Asset Disposition in one or more related transactions unless:

          (1) Forest City or the Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors of Forest City in good faith; and

          (2) all Net Available Proceeds, less any amounts invested within 365 days of such disposition in assets of Forest City or any Subsidiary thereof used in a Permitted Business, including capital stock of an entity which is engaged in a Permitted Business, are applied within 365 days of such disposition to the permanent repayment or reduction of outstanding Debt that ranks equally to the notes, or any outstanding Debt of any Subsidiary of Forest City, the terms of which would require such application or prohibit the repurchase of the notes.

The amount of Net Available Proceeds from any Asset Disposition less any amounts used in a Permitted Business or applied to reduce Debt during the 365-day period set forth in the preceding sentence constitutes "Excess Proceeds." Any Asset Disposition resulting from a condemnation of a property by a court or governmental agency having jurisdiction over such property will not be required to comply with clause (1) above, but will otherwise be treated as an Asset Disposition.

     When the aggregate amount of Excess Proceeds exceeds $10,000,000, Forest City will, within 30 days thereof, apply the Excess Proceeds:

          (1) first, to make an Offer to Purchase outstanding notes at 100% of their principal amount, plus accrued interest to the date of purchase, and, to the extent required by the terms thereof, any other Debt of Forest City that ranks equal to the notes at a price no greater than 100% of the principal amount of that Debt, plus accrued interest to the date of purchase;

          (2) second, to the extent of any remaining Excess Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of Forest City that ranks equal to the notes, or any Debt of any Subsidiary of Forest City; and

          (3) third, to the extent of any remaining Excess Proceeds, to any other use as determined by Forest City which is not otherwise prohibited by the terms of the indenture.

Upon the completion of an Offer to Purchase pursuant to this paragraph, the amount of Excess Proceeds will be reset to zero.

  CHANGE OF CONTROL

     Within 30 days of the occurrence of a Change of Control, Forest City will be required to make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of purchase.

     A "Change of Control" will occur when either:

          (1) any person, other than a Permitted Holder, or any persons acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act other than Permitted Holders, together with any Affiliates or related persons thereof, will beneficially own, within the meaning of Rule 13d-3 under the Exchange Act at least 30% of the aggregate voting power of all classes of Forest City's Voting Stock; or

          (2) any person or group, other than Permitted Holders, together with any Affiliates or related persons thereof, will succeed in having a sufficient number of its nominees elected to the Board of Directors of Forest City such that such nominees, when added to any existing director remaining on the

     Board of Directors of Forest City after such election who was a nominee of or is an Affiliate or related person of such person or group, will constitute a majority of the Board of Directors of Forest City.

     In the event that Forest City makes an Offer to Purchase the notes, Forest City intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

     In order for Forest City to purchase the notes upon a Change of Control, it may be necessary for us to recapitalize and/or refinance some or all of our outstanding indebtedness or to seek the consent of our lenders. We cannot assure you that such recapitalization, refinancing or consent, if required, would be accomplished or obtained on favorable terms, in a timely manner or at all. Forest City's failure to make an Offer to Purchase or to purchase the notes pursuant to an Offer to Purchase will constitute an Event of Default under the indenture. See "--Events of Default."

TRADING CHARACTERISTICS

     We expect the notes to trade at a price that takes into account the value, if any, of accrued but unpaid interest. Purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the notes that is not included in their trading price. However, for federal income tax purposes, the portion of the trading price of a note that is equal to accrued interest will be treated as ordinary interest income to the seller for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the notes.

COVENANTS

     The indenture contains, among others, the following covenants:

  LIMITATION ON DEBT

     Forest City may not Incur any Debt, and may not permit any Subsidiary of Forest City to Incur any Debt, unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof:

          (1) Forest City's Consolidated EBITDA to Interest Ratio for the last four full fiscal quarters for which quarterly or annual financial statements are available would be greater than 1.3 to 1; and

          (2) Forest City's Consolidated Adjusted Net Worth would be greater than its Minimum Adjusted Net Worth.

     This limitation does not apply to the Incurrence by Forest City or its Subsidiaries of the following types of Debt:

          (1) Debt Incurred by Forest City under its guarantee of the FCRPC credit agreement or by any Subsidiary of Forest City under the FCRPC credit agreement in an aggregate principal amount at any one time not to exceed $350 million, and any renewal, extension, refinancing or refunding thereof, including, without limitation, the replacement of the banks under the FCRPC credit agreement with a new group of banks in an amount which, together with any amount remaining outstanding or available under the FCRPC credit agreement, does not exceed $350 million; provided that such refinancing or refunding Debt does not have a Weighted Average Life that is less than the Weighted Average Life of the Debt being refinanced or refunded;

          (2) performance guarantees and performance bonds, surety bonds and appeal bonds in each case incurred in the ordinary course of business and consistent with past practices;

          (3) Debt, other than Debt described in another clause of this paragraph, outstanding on the date of original issuance of the notes offered hereby after giving effect to the application of the proceeds of the notes;

          (4) Debt owed by Forest City to any Wholly Owned Subsidiary of Forest City for which fair value has been received or Debt owed by a Subsidiary of Forest City to Forest City or a Wholly Owned Subsidiary of Forest City; provided, however, that any such Debt owing by Forest City to a Wholly Owned Subsidiary will be Subordinated Debt evidenced by an intercompany promissory note and upon either the transfer or other disposition by such Wholly Owned Subsidiary or Forest City of any Debt so permitted to a person other than Forest City or another Wholly Owned Subsidiary of Forest City or the issuance, other than directors' qualifying shares, sale, lease, transfer or other disposition of shares of Capital Stock, including by consolidation or merger, of such Wholly Owned Subsidiary to a person other than Forest City or another such Wholly Owned Subsidiary, the provisions of this clause (4) will no longer be applicable to such Debt and such Debt will be deemed to have been Incurred at the time of such transfer or other disposition;

          (5) Debt Incurred by a person prior to the time such person became a Subsidiary of Forest City, such person merged into or consolidated with a Subsidiary of Forest City or another Subsidiary of Forest City merged into or consolidated with such person, in a transaction in which such person became a Subsidiary of Forest City, which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction, provided that after giving pro forma effect to such transaction and treating any Debt as having been Incurred at the time of such transaction, Forest City could Incur at least $1.00 of additional Debt pursuant to the preceding paragraph;

          (6) Development Debt Incurred by Forest City or any Subsidiary of Forest City; provided that the Incurrence of all such Development Debt would have been permitted under the limitations set forth in the preceding paragraph on the date that the first $1.00 of such Debt was Incurred determined as if all such Development Debt had been incurred on the initial date of Incurrence; provided, further, that if all such Development Debt could be Incurred by Forest City or any Subsidiary of Forest City on such date in accordance with the immediately preceding provision, then individual borrowings or draw downs in an aggregate amount of such Development Debt will not be subject to the requirements of the preceding paragraph;

          (7) Debt Incurred by Forest City or any of its Subsidiaries consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

          (8) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, outstanding Debt Incurred pursuant to the preceding paragraph or clauses (3), (5) or (6) of this paragraph (each of the foregoing, a "refinancing") in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by Forest City or the relevant Subsidiary as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Forest City or the Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that:

             (a) in the case of any refinancing of Debt which is subordinated in right of payment to the notes, the refinancing Debt is Incurred by Forest City and constitutes Subordinated Debt;

             (b) the refinancing Debt by its terms (i) does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a maturity earlier than the final stated maturity of the Debt being refinanced and (ii) does not permit redemption or other retirement, including pursuant to an offer to purchase, of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt, including pursuant to an offer to purchase, which is conditioned upon provisions substantially similar to those described under "--Repurchase at the Option of Holders--Asset Dispositions" and "--Change of Control"; and

             (c) in the case of any refinancing of Debt Incurred by Forest City, the refinancing Debt may be Incurred only by Forest City, and in the case of any refinancing of Debt Incurred by a Subsidiary, the refinancing Debt may be Incurred only by such Subsidiary; provided, further, that Debt Incurred pursuant to clause (8) above may not be Incurred more than 45 days prior to the application of the proceeds to repay the Debt to be refinanced; and

          (9) Debt Incurred by Forest City or any Subsidiary of Forest City not otherwise permitted to be Incurred pursuant to clauses (1) through (8) above, which, together with any other outstanding Debt Incurred pursuant to this clause (9), has an aggregate principal amount not in excess of $50 million at any time outstanding.

  LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES

     Forest City may not cause, and may not permit, any Subsidiary of Forest City to issue any Preferred Stock except:

          (1) Preferred Stock held by a Wholly Owned Subsidiary or held by Forest City;

          (2) Preferred Stock of an entity when it is acquired which is outstanding at the time of such acquisition and not incurred in anticipation of such acquisition if Forest City could Incur Debt in an amount equal to the liquidation value of such Preferred Stock pursuant to the first paragraph of "--Limitation on Debt"; and

          (3) Preferred Stock issued by a Subsidiary of Forest City, other than Forest City Rental Properties Corporation, if:

             (a) the liquidation value of the Preferred Stock is treated as Debt Incurred at the time the Preferred Stock is issued for all purposes under the indenture,

             (b) all dividends on the Preferred Stock, whether or not declared or paid, are treated as Consolidated Interest Expense, and

             (c) at the time of the issuance of the Preferred Stock and after giving effect to the issuance of the Preferred Stock as Debt Incurred at the time of the issuance thereof, Forest City could Incur at least $1.00 of additional Debt pursuant to the first paragraph of "--Limitation on Debt."

  LIMITATION ON RESTRICTED PAYMENTS

     Forest City:

          (1) may not, and may not permit any Subsidiary of Forest City, directly or indirectly, to declare or pay any dividend or make any distribution, including any payment in connection with any merger or consolidation derived from assets of Forest City or any Subsidiary, in respect of its Capital Stock or to the holders thereof, excluding:

             (a) any dividends or distributions by Forest City payable solely in shares of its Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to acquire its Capital Stock, other than Redeemable Stock,

             (b) in the case of a Subsidiary of Forest City, dividends or distributions payable to Forest City or a Wholly Owned Subsidiary of Forest City, pro rata dividends or distributions payable solely in shares of its Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to acquire its Capital Stock, other than Redeemable Stock, and

             (c) in the case of a Subsidiary of Forest City, dividends or distributions payable pursuant to the terms of its organizational documents;

          (2) may not, and may not permit any Subsidiary to, purchase, redeem or otherwise acquire or retire for value any Capital Stock of Forest City or any options, warrants or other rights to acquire shares of Capital Stock of Forest City or any securities convertible or exchangeable into shares of Capital Stock of Forest City; and

          (3) may not, and may not permit any Subsidiary of Forest City to, redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Debt of Forest City which is subordinate in right of payment to the notes.

(each of clauses (1) through (3) set forth above are referred to as a "Restricted Payment"), if:

             (a) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, will have occurred and is continuing or would result from such Restricted Payment,

             (b) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, Forest City could not Incur at least $1.00 of additional Debt pursuant to the first paragraph of "--Limitation on Debt" above, or

             (c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from January 31, 2003 exceeds the sum of:

                (i) 25% of the sum of--

                    (A) cumulative Consolidated Net Income, or, if negative,
               less 100% of such deficit, of Forest City since January 31, 2003 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment, taken as a single accounting period, plus

                    (B) the amount of consolidated depreciation and amortization and deferred taxes included in such Consolidated Net Income, less

                    (C) the amount of ordinary and necessary expenditures for
               the purpose of maintaining the real and personal property of Forest City and its Subsidiaries in a state of good repair that was included in such Consolidated Net Income or that was capitalized and included on the consolidated balance sheet of Forest City and its Subsidiaries since January 31, 2003; plus

                (ii) 100% of the aggregate net proceeds received by Forest City after the date of original issuance of the notes, including the fair market value of property other than cash (determined in good faith by the Board of Directors of Forest City), from contributions of capital or the issuance and sale (other than to a Subsidiary) of Capital Stock (other than Redeemable Stock) of Forest City, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of Forest City and the principal amount (or, in the case of Debt issued at a discount, the accreted value of such Debt) of Debt of Forest City that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary) of Forest City after the date of original issuance of the notes, so long as any net proceeds received by Forest City from an employee stock ownership plan financed by loans from Forest City or a Subsidiary of Forest City will be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

                (iii) $30 million.

     The restrictions in the preceding paragraph will not apply to the following (so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, will have occurred and is continuing or would result therefrom):

          (1) Forest City and any Subsidiary of Forest City may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, Forest City or such Subsidiary could have paid such dividend in accordance with the prior paragraph;

          (2) Forest City may refinance any Debt otherwise permitted by clause
     (8) of the second paragraph under "--Limitation on Debt" above or solely in exchange for or out of the net proceeds of the substantially concurrent sale, other than from or to a Subsidiary or from or to an employee stock ownership plan financed by loans from Forest City or a Subsidiary of Forest City, of shares of Capital Stock, other than Redeemable Stock, of Forest City so long as the amount of net proceeds from such exchange or sale will be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

          (3) Forest City may purchase, redeem, acquire or retire any shares of Capital Stock of Forest City solely in exchange for or out of the net proceeds of the substantially concurrent sale, other than from or to a Subsidiary or from or to an employee stock ownership plan financed by loans from Forest City or a Subsidiary of Forest City, of shares of Capital Stock, other than Redeemable Stock, of Forest City;

          (4) Forest City may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under "--Repurchase at the Option of Holders--Asset Dispositions;" and

          (5) Forest City may make payments with respect to the extinguishment of fractional or odd lot shares of its Capital Stock in an aggregate amount not in excess of $250,000.

  LIMITATIONS CONCERNING DISTRIBUTIONS BY AND TRANSFERS TO SUBSIDIARIES

     Forest City may not, and may not permit any Subsidiary of Forest City, directly or indirectly, to suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Forest City to:

          (1) pay dividends, in cash or otherwise, or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to Forest City or any other Subsidiary of Forest City;

          (2) make loans or advances to Forest City or any other Subsidiary; or

          (3) transfer any of its property or assets to Forest City or any other Subsidiary.

The limitations in the preceding paragraph will not apply to any encumbrance or restriction:

          (1) pursuant to any agreement in effect on the date of original issuance of the notes, including the FCRPC credit agreement;

          (2) pursuant to any future senior credit facility between Forest City Rental Properties Corporation and any financial institution or institutions or a senior credit facility between Forest City Trading Group, Inc. and a financial institution or institutions so long as any encumbrance or restriction contained therein permits Forest City Rental Properties Corporation and Forest City Trading Group, Inc. to make dividends, loans or advances to Forest City:

             (a) in amounts sufficient to pay, when due, all interest payments in respect of Debt of Forest City, including the notes,

             (b) amounts sufficient to pay, when due, all taxes of Forest City, and

             (c) except in the case of any default by Forest City Rental Properties Corporation under any such future credit facility, not less than $5.0 million per fiscal year to pay administrative and other expenses of Forest City, provided that any future credit facility may contain encumbrances or restrictions that restrict the applicable Subsidiary's ability to make distributions to Forest City in the event that Forest City Rental Properties Corporation fails to make any payment of principal, interest or other amounts when due in accordance with the terms of the future credit facility, after giving effect to any applicable grace periods;

          (3) pursuant to an agreement relating to any Debt Incurred by a person prior to the date on which such person became a Subsidiary of Forest City and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person so acquired;

          (4) pursuant to an agreement entered into by a Subsidiary of Forest City in connection with the acquisition, development, construction or improvement of real property so long as such agreement is required by a third party prior to making capital contributions, or extending credit, to the Subsidiary; or

          (5) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clauses
     (1) through (4) above, including, solely for purposes of this clause (5), renewals, refinancings and extensions of Debt Incurred pursuant to an agreement referred to in clause (4) above that are in excess of the original amount of such Debt, so long as the provisions contained in the renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, in the reasonable judgment of the Chief Executive Officer of Forest City.

  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     Forest City may not, and may not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless all of the conditions of the indenture described under "--Repurchase at the Option of Holders--Asset Dispositions," including the provisions concerning the application of Net Available Proceeds, are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

  LIMITATION ON LAYERED DEBT OF SUBSIDIARIES

     Forest City may not permit any Subsidiary to Incur any Debt that is by its terms subordinate in right of payment to the FCRPC credit agreement.

  LIMITATION ON LIENS

     Forest City may not, and may not permit any Subsidiary of Forest City to, Incur or suffer to exist any Lien to secure Debt on or with respect to any property or assets now owned or hereafter acquired if the Lien secures Debt that:

          (1) ranks equal to the notes, unless the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; or

          (2) is subordinated to the notes, unless any such Lien will be subordinated to the Lien granted to the holders of the notes to the same extent as such subordinated Debt is subordinated in right of payment to the notes.

     The restriction in the preceding paragraph will not apply to:

          (1) Liens on property or other assets of Forest City as described in the definition of Purchase Money Debt to secure Purchase Money Debt otherwise permitted under the indenture; or

          (2) Liens to secure Debt Incurred to extend, renew, refinance or refund, or successive extensions, renewals, refinancings or refundings, in whole or in part, of, Purchase Money Debt secured by a Lien so long as such Lien does not extend to any other property and the principal amount, or, in the case of Debt issued at a discount, the accreted value thereof, of Debt so secured is not increased.

  LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES

     Subject to the "Mergers, Consolidations and Certain Sales of Assets" covenant, if applicable, Forest City may not permit any Subsidiary of Forest City to:

          (1) transfer, convey, sell, lease or otherwise dispose of any Capital Stock of the Subsidiary or any other Subsidiary of Forest City to any person, other than Forest City or a Wholly Owned Subsidiary of Forest City; and

          (2) issue shares of Capital Stock, other than directors' qualifying shares and other than to Forest City or a Wholly Owned Subsidiary of Forest City,
unless, in either case, if:

             (a) in the case of any Subsidiary of Forest City other than Forest City Rental Properties Corporation, the Net Available Proceeds from the sale, assignment, transfer, issuance or conveyance are applied in accordance with the provisions of the indenture described under "--Repurchase at the Option of Holders--Asset Dispositions," including the provisions relating to the application of Net Available Proceeds; or

             (b) the issuance of Preferred Stock which is permitted by the provisions described under "--Limitation on Preferred Stock of Subsidiaries."

  TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

     Forest City may not, and may not permit any Subsidiary of Forest City to, enter into any transaction, or series of related transactions, with an Affiliate or related person of Forest City, other than Forest City or a Wholly Owned Subsidiary of Forest City, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to Forest City or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or related person and is in the best interests of Forest City or such Subsidiary. For any transaction that involves:

          (1) in excess of $1 million but less than or equal to $5 million, the Chief Executive Officer of Forest City will determine that the transaction satisfies the criteria;

          (2) in excess of $5 million, a majority of the disinterested members of the Board of Directors will determine that the transaction satisfies the criteria; and

          (3) in excess of $20 million, Forest City will also obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction, or series of related transactions, for which the opinion is required stating that such transaction, or series of related transactions, is on terms no less favorable to Forest City or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or related person of Forest City.

  PROVISION OF FINANCIAL INFORMATION

     Whether or not Forest City is required to file reports with the SEC pursuant to the Exchange Act, Forest City will file with the SEC the annual reports, quarterly reports and other documents which Forest City would have been required to file with the SEC if Forest City were so required. Forest City will also distribute copies of these reports to all holders of the notes upon their written request by mail as their names and addresses appear in the security register. These reports will be available on the SEC's website.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

     Forest City may not, in a single transaction or a series of related transactions,

          (1) consolidate with or merge into or reorganize with or into any other person or permit any other person to consolidate with or merge into or reorganize with or into Forest City; or

          (2) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets to any other person,

unless, in each case:

             (a) in a transaction, or series of transactions, in which Forest City does not survive or in which Forest City sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to Forest City is organized under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes all of Forest City's obligations under the indenture;

             (b) immediately before and after giving effect to such transaction, or series of transactions, and treating any Debt which becomes an obligation of Forest City or a Subsidiary as a result of such transaction, or series of transactions, as having been Incurred by Forest City or such Subsidiary at the time of the transaction, or series of transactions, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default will have occurred and be continuing;

             (c) immediately after giving effect to such transaction, or series of transactions, the Consolidated Net Worth of Forest City, or successor entity to Forest City, is equal to or greater than 90% of Forest City's Consolidated Net Worth immediately prior to the transaction, or series of transactions;

             (d) immediately after giving effect to such transaction, or series of transactions, and treating any Debt which becomes an obligation of Forest City or a Subsidiary as a result of such transaction, or series of transactions, as having been Incurred by Forest City or such Subsidiary at the time of the transaction, or series of transactions, Forest City, including any successor entity to Forest City, after giving pro forma effect thereto as if such transaction, or series of transactions, had occurred at the beginning of the most recently ended four full fiscal quarter period for which financial statements are available immediately preceding the date of such transaction, or series of transactions, could Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA to Interest Ratio test and the test of the excess of Forest City's Consolidated Adjusted Net Worth over Forest City's Minimum Adjusted Net Worth, each set forth in the first paragraph under "--Covenants--Limitation on Debt"; and

             (e) if, as a result of any such transaction, property and assets of Forest City or any Subsidiary would become subject to a Lien which would not be permitted by the limitation set forth under "--Covenants--Limitation on Liens", Forest City or, if applicable, the successor entity, as the case may be, takes such steps as are necessary to secure the notes equally and ratably with, or prior to, the Debt secured by such Lien.

GAAP

     All reference to accounting terms that are not defined below and all references to "generally accepted accounting principles" with respect to any computation required or permitted under the indenture mean the accounting principles as are generally accepted at the date of the indenture.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Affiliate" of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with that person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" by any person means any transfer, conveyance, sale, lease or other disposition by that person or any of its Subsidiaries (including a consolidation or merger or other sale of any Subsidiary with, into or to another person in a transaction in which the Subsidiary ceases to be a Subsidiary) of:

          (1) shares of Capital Stock, other than directors' qualifying shares, or other ownership interests of a Subsidiary of that person;

          (2) substantially all of the assets of that person or any of its Subsidiaries representing a division or line of business; or

          (3) other assets or rights of that person or any of its Subsidiaries outside of the ordinary course of business.

The following dispositions are not treated as Asset Dispositions:

          (1) a disposition by a Subsidiary of that person to that person or a Wholly Owned Subsidiary of that person or by that person to a Wholly Owned Subsidiary of that person; and

          (2) a disposition resulting from foreclosure on the mortgage underlying a property or the transfer of the deed or other instrument of title in lieu of foreclosure on a property (provided that in each case the Debt underlying that property has matured).

     "Capital Lease Obligation" of any person means the obligation to pay rent or other payment amounts under a lease of, or other Debt arrangements conveying the right to use, real or personal property of that person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of that person in accordance with generally accepted accounting principles. The stated maturity of the obligation will be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which the lease may be terminated by the lessee without payment of a penalty. The principal amount of an obligation will be the capitalized amount thereof that would appear on the face of a balance sheet of the person prepared in accordance with generally accepted accounting principles.

     "Capital Stock" of any person means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations or interests, including partnership interests, whether general or limited, and membership interests whether managing or non-managing, of that person.

     "Cash Equivalents" means, at any time,

          (1) any Debt, other than any Debt issued at a discount, fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof;

          (2) certificates of deposit of any financial institution that has combined capital and surplus and undivided profits of not less than $50,000,000, or the equivalent thereof in another currency, and has a long-term debt rating of at least "AA" by Standard & Poor's Ratings Group or at least "Aa3" by Moody's Investors Service, Inc.; or

          (3) commercial paper issued by a corporation, other than Forest City or any Subsidiary thereof, organized under the laws of any State of the United States and rated at least A-1 by Standard & Poor's Ratings Group and at least P-1 by Moody's Investors Service, Inc.

     "Common Development" of a person means multiple parcels of real or personal property that are acquired, developed, constructed or improved by that person in conjunction with, and as part of a written plan or arrangement with, a non-Affiliated person, or with a group of persons under the common control of a non-Affiliated person.

     "Common Stock" of any person means Capital Stock of that person which does not rank prior, as to the payment of dividends or as to other amounts upon any voluntary or involuntary liquidation, dissolution or winding-up of that person, to shares of Capital Stock of any other class of that person.

     "Consolidated Adjusted Net Worth" of Forest City means, at any date, the Consolidated Net Worth of Forest City plus:

          (1) the consolidated accumulated depreciation and amortization of Forest City as of January 31, 2003; and

          (2) the consolidated depreciation and amortization expense of Forest City for the period from February 1, 2003 through the date of any determination,

determined in each case on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated EBITDA" of any person means, for any period the Consolidated Net Income of that person for the period, plus:

          (1) Consolidated Interest Expense of that person for the period;

          (2) interest expense in respect of Non-Recourse Debt not paid in cash, but only to the extent deducted from interest expense in determining Consolidated Interest Expense for the period;

          (3) Consolidated Income Tax Expense of that person for the period (after deducting the portion of that Consolidated Income Tax Expense, if any, included in Consolidated Net Income of that person for the period pursuant to clause (8) of the definition of Consolidated Net Income); and

          (4) the consolidated depreciation and amortization expense taken into account in determining the Consolidated Net Income of that person for the period.

     "Consolidated EBITDA to Interest Ratio" of any person means for any period (the "Reference Period") with respect to any date of calculation (the "Transaction Date") the ratio of Consolidated EBITDA of that person for the period to Consolidated Interest Expense of that person for that period. In making this calculation,

          (1) pro forma effect will be given to any Debt, other than Non-Recourse Debt, Incurred during the Reference Period or subsequent to the end of the Reference Period and on or prior to the Transaction Date to the extent that Debt is outstanding at the Transaction Date, in each case as if that Debt had been Incurred on the first day of the Reference Period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day;

          (2) Consolidated Interest Expense attributable to interest on any Debt, whether existing or being Incurred, other than Non-Recourse Debt, computed on a pro forma basis and bearing a floating interest rate, will be computed as if the rate in effect on the Transaction Date, taking into account any Permitted Interest Rate, Currency or Commodity Price Agreement applicable to that Debt if such Permitted Interest Rate, Currency or Commodity Price Agreement has a remaining term in excess of 12 months or at least equal to the remaining term of that Debt, had been the applicable rate for the entire period;

          (3) there will be excluded from Consolidated Interest Expense an amount equal to the portion of Consolidated Interest Expense, if any, related to any amount of Debt, other than Non-Recourse Debt, that was outstanding during the Reference Period or thereafter, but that is not outstanding or is to be repaid on the Transaction Date; and

          (4) pro forma effect will be given to Asset Dispositions and asset acquisitions by that person, including giving pro forma effect to the application of proceeds of any Asset Dispositions, that occur during the Reference Period or thereafter and prior to the Transaction Date as if they had occurred and the proceeds had been applied on the first day of the Reference Period.

     "Consolidated Income Tax Expense" of any person for any period means the consolidated provision for income taxes of that person for the period calculated on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Interest Expense" of any person means for any period the consolidated interest expense as set forth on a consolidated income statement of that person and its subsidiaries for the period, after deducting:

          (1) any consolidated interest income; and

          (2) any interest expense in respect of Non-Recourse Debt not paid in cash, in each case to the extent included in the income statement of that person and its Subsidiaries for the period, calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of),

             (a) the amortization of Debt discounts;

             (b) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

             (c) fees with respect to Interest Rate, Currency or Commodity Price Agreements;

             (d) Preferred Stock dividends of Forest City and its Subsidiaries (other than with respect to Redeemable Stock) declared, whether paid or payable, in the period;

             (e) accrued Redeemable Stock dividends of Forest City and its Subsidiaries, whether or not declared or paid;

             (f) interest on Debt guaranteed by that person or any of its Subsidiaries;

             (g) the portion of any rental obligation or Capital Lease Obligation allocable to interest expense but only to the extent that amount exceeds $750,000 on a consolidated basis; and

             (h) the portion of the rental obligation in respect of any Sale and Leaseback Transaction allocable to interest expense, determined as if such obligation were a Capital Lease Obligation, but only to the extent that amount exceeds $750,000 on a consolidated basis.

     "Consolidated Net Income" of any person means for any period the consolidated net income (or loss) of that person and its Subsidiaries for the period determined in accordance with generally accepted accounting principles, excluding:

          (1) the net income (but not the net loss) of any Subsidiary of that person which is subject to restrictions which prevent the payment of dividends and the making of distributions (by loans, advances, intercompany transfers or otherwise) to that person to the extent of such restrictions;

          (2) the equity in earnings of unconsolidated entities of that person except to the extent of the aggregate amount of dividends or other distributions actually paid to that person by that other person during the period (in no event, however, in an amount greater than the equity in earnings of unconsolidated entities of that person);

          (3) gains or losses on disposition of properties by that person and its Subsidiaries as set forth on an income statement of that person prepared in accordance with generally accepted accounting principles;

          (4) the cumulative effect of changes in accounting principles in the year of adoption of the changes;

          (5) all extraordinary items of that person and its Subsidiaries as set forth on an income statement of that person prepared in accordance with generally accepted accounting principles;

          (6) gains and losses from the early retirement or extinguishment of Debt;

          (7) all gains or losses of that person and its Subsidiaries resulting from the disposal of a segment of a business of that person determined in each case in accordance with Accounting Principles Board Opinion No. 30 as set forth on an income statement of that person prepared in accordance with generally accepted accounting principles; provided, however, that the gains and losses will be excluded only to the extent the items are not included within extraordinary gains or extraordinary losses of that person, and provided further, however, that in no event will the amounts be excluded beyond the fiscal year in which the disposal occurred;

          (8) the provision for decline in real estate as set forth on an income statement of that person prepared in accordance with generally accepted accounting principles; and

          (9) the tax effect of any of the items described in clauses (1) through (8) above.

     "Consolidated Net Worth" of any person means, at any date, the consolidated stockholders' equity of that person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of that person.

     "consolidation" means, with respect to any person, the consolidation of the accounts of that person with the accounts of each person in which that person, directly or indirectly, owns an interest, if and to the extent the accounts of that person would be consolidated with the accounts of that person in accordance with generally accepted accounting principles.

     "Debt" means, without duplication, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

          (1) every obligation of that person for money borrowed;

          (2) every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

          (3) every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person;

          (4) every obligation of that person issued or assumed as the deferred purchase price of property or services, including securities repurchase agreements, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

          (5) every Capital Lease Obligation of that person;

          (6) all Receivables Sales of that person, together with any obligation of that person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith;

          (7) all Redeemable Stock issued by that person;

          (8) every obligation to pay rent or other payment amounts of that person with respect to any Sale and Leaseback Transaction to which that person is a party (including, if applicable, the full payment obligation of that person at expiry of the lease arrangement assuming no refinancing or third-party sale);

          (9) every obligation under Interest Rate, Currency or Commodity Price Agreements of that person; and

          (10) every obligation of the type referred to in clauses (1) through
     (9) above of another person and all dividends or other distributions of another person the payment of which, in either case, that person has guaranteed or for which that person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

The "amount" or "principal amount" of Debt is determined as follows:

          (1) any contingent Debt, will be the maximum liability upon the occurrence of the contingency giving rise to the obligation, unless the underlying contingency has not occurred and the occurrence of the underlying contingency is entirely within the control of Forest City;

          (2) any Debt issued at a price that is less than the principal amount at maturity thereof, will be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles;

          (3) any Receivables Sale, will be the amount of the unrecovered capital or principal investment of the purchaser, other than Forest City or a Wholly Owned Subsidiary of Forest City, as of the time of determination, excluding amounts representative of yield or interest earned on the investment; and

          (4) any Redeemable Stock, will be the maximum fixed redemption or repurchase price in respect thereof.

     "Development Debt" of any person means Debt of that person or any mortgages, indentures, instruments or agreements under which there may be issued or existing or by which there may be secured or evidenced any Debt of that person Incurred for the purpose of financing all or any part of the cost of acquiring, developing, constructing or improving, real or personal property that is owned or that immediately after the Incurrence of such Debt, will be owned, by that person so long as:

          (1) the principal amount of any the Debt does not exceed 100% of the cost of such acquisition, development, construction or improvement, plus expenses incurred in connection with the Incurrence of the Debt;

          (2) such cost will be included in "Total Real Estate" on the consolidated balance sheet of that person; and

          (3) if such Debt is secured by a Lien, then (a) the Lien attached to the real or personal property prior to, at the time of, or within 180 days after the acquisition of or the completion of developing, constructing or improving of the property and (b) the Lien does not extend to or cover any property other than the specific item of such property, or portion thereof, acquired, developed, constructed, or constituting the improvements made with the proceeds of the Debt, except in the case of Common Development, in which case such Lien may extend to any other property included within the Common Development.

     "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended from time to time and any successor act thereto.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "FCRPC credit agreement" means the credit agreement, dated as of March 5, 2002, as amended as of May 9, 2003, among Forest City Rental Properties Corporation, an Ohio corporation, as borrower, various lending institutions named therein, Keybank National Association, individually and as administrative agent, and National City Bank, individually and as syndication agent, and any Debt the proceeds of which are used to renew, extend, refinance or replace the FCRPC credit agreement and any Debt Incurred in connection with any subsequent or successive renewal, extension or refinancing of that Debt.

     "FCRPC guaranty" means the Guaranty of Payment of Debt, dated as of March 5, 2002, as amended as of May 9, 2003, by Forest City of the obligations under the FCRPC credit agreement and any guarantee by Forest City, of any renewal, extension, refinancing or replacement of the FCRPC credit agreement.

     "guarantee" by any person means any obligation, contingent or otherwise, of that person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of that person,

          (1) to purchase or pay, or advance or supply funds for the purchase or payment of, the Debt or to purchase, or to advance or supply funds for the purchase of, any security for the payment of the Debt;

          (2) to purchase property, securities or services for the purpose of assuring the holder of the Debt of the payment of the Debt; or

          (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay the Debt,

provided, however, that the guaranty by any person will not include endorsements by that person for collection or deposit, in either case, in the ordinary course of business.

     "Incur" means, with respect to any Debt or other obligation of any person, to create, issue, incur (by conversion, exchange or otherwise) assume, guarantee or otherwise become liable in respect of the Debt or other obligation, including by acquisition of Subsidiaries, or the recording, as required pursuant to generally accepted accounting principles or otherwise, of the Debt or other obligation on the balance sheet of that person; provided, however, that a change in generally accepted accounting principles that results in an obligation of that person that exists at such time becoming Debt will not be deemed an Incurrence of such Debt.

     "Interest Rate, Currency or Commodity Price Agreement" of any person means any forward contract, futures contract, swap, option or other financial agreement or arrangement, including, without limitation, caps, floors, collars and similar agreements, relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices, excluding contracts for the purchase or sale of goods in the ordinary course of business.

     "Investment" by any person in any other person means:

          (1) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of the other person, by means of any transfer of cash or other property to any person or any payment for property or services for the account or use of any person, or otherwise;

          (2) any direct or indirect purchase or other acquisition, including by way of merger or consolidation, of any Capital Stock, bond, note, debenture, or other debt or equity security or evidence of Debt, or any other ownership interest, issued by the other person, whether or not the acquisition is from that or any other person;

          (3) any direct or indirect payment by the person on a guarantee of any obligation of or for the account of the other person or any direct or indirect issuance by the person of a guarantee; or

          (4) any other investment of cash or other property by the person in or for the account of the other person, but will not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of the person.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to the property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any agreement to give any security interest.

     "Material Subsidiary" means any Subsidiary of Forest City deemed a "significant subsidiary" for purposes of Rule 1-02(w) of Regulation S-X under the Securities Act.

     "Minimum Adjusted Net Worth" of Forest City means, as of any date, the sum of:

          (1) $900 million;

          (2) the amount of Recourse Debt Incurred after the date of original issuance of the notes that is outstanding on any date of determination, but only to the extent the amount of that Debt then outstanding exceeds $675 million; and

          (3) 25% of Forest City's consolidated net income (or zero in the case of a consolidated net loss) determined in accordance with generally accepted accounting principles for the period from February 1, 2003 through the date of any determination, determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Net Available Proceeds" from any Asset Disposition by any person means cash or readily marketable Cash Equivalents received, including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form, therefrom by that person, net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of the Asset Disposition;

          (2) all payments made by the person or its Subsidiaries on any Debt which is secured by the assets in accordance with the terms of any Lien upon or with respect to the assets or which must by the terms of the Lien, or in order to obtain a necessary consent to the Asset Disposition or by applicable law, be repaid out of the proceeds from the Asset Disposition;

          (3) all distributions and other payments made to minority interest holders in Subsidiaries of the person or joint ventures as a result of the Asset Disposition; and

          (4) appropriate amounts to be provided by the person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with the assets and retained by the person or any Subsidiary thereof, as the case may be, after the Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with the Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment; provided, however, that any reduction in the reserve within twelve months following the consummation of such Asset Disposition will be treated as a new Asset Disposition at the time of the reduction with Net Available Proceeds equal to the amount of the reduction.

     "Non-Recourse" as applied to any Debt means Debt of a person, or any portion thereof, to the extent that, under the terms thereof, no personal recourse may be had against that person or any affiliate of that person for the payment of all or a portion of the principal of or interest or premium on the Debt, and enforcement of obligations on the Debt, except with respect to fraud, willful misconduct, intentional misrepresentation, misapplication of funds, waste and undertakings with respect to environmental matters, is limited only to recourse against interests in specified assets and properties owned by that person, accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements relating to such assets.

     "Offer to Purchase" means a written offer sent by Forest City to each holder of the notes offering to purchase up to the principal amount of notes specified in the offer at the purchase price specified in the offer. The offer will, unless otherwise required by applicable law, specify an expiration date of the Offer to Purchase which will be not less than 30 days or more than 60 days after the date of the offer and a settlement date (the "Purchase Date") for purchase of notes within three Business Days after the expiration date. Forest City will notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the offer of Forest City's obligation to make an Offer to Purchase, and the offer will be mailed by Forest City or by the Trustee, at the request of Forest City, in the name and at the expense of Forest City. The offer will contain information concerning the business of Forest City and its Subsidiaries which Forest City in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include:

          (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the trustee pursuant to the provisions described under "--Covenants--Provision of Financial Information" which requirements may be satisfied by delivery of such documents together with the offer;

          (2) a description of material developments in Forest City's business subsequent to the date of the latest of such financial statements referred to in clause (1) above, including a description of the events requiring Forest City to make the Offer to Purchase;

          (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring Forest City to make the Offer to Purchase; and

          (4) any other information required by applicable law to be included therein.

The offer will also state:

          (1) the section of the indenture pursuant to which the Offer to Purchase is being made, including that a Change of Control or Asset Disposition, as applicable, has occurred;

          (2) the expiration date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding notes offered to be purchased by Forest City pursuant to the Offer to Purchase (the "Purchase Amount");

          (4) the purchase price to be paid by Forest City for each $25 aggregate principal amount of notes accepted for payment;

          (5) that the holder may tender all or any portion of the notes registered in the name of the holder and that any portion of a note tendered must be tendered in an integral multiple of $25 principal amount;

          (6) the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any note not tendered or tendered but not purchased by Forest City pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the purchase price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase and that interest thereon will cease to accrue on and after the Purchase Date;

          (9) that each holder electing to tender a note pursuant to the Offer to Purchase will be required to surrender the note at the place or places specified in the offer prior to the close of business on the expiration date (such note being, if Forest City or the trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Forest City and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

          (10) that holders will be entitled to withdraw all or any portion of notes tendered if Forest City, or its paying agent, receives, not later than the close of business on the expiration date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the note the holder tendered, the certificate number of the note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

          (11) that (a) if notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, Forest City will purchase all such notes and (b) if notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, Forest City will purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis; and

          (12) that in the case of any holder whose note is purchased only in part, Forest City will execute, and the Trustee will authenticate and deliver to the holder of the note without service charge, a new note or notes, of any authorized denomination as requested by that holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the note so tendered.

Any Offer to Purchase will be governed by and effected in accordance with the offer for the Offer to Purchase.

     "Permitted Business" means:

          (1) developing, acquiring, owning and operating shopping centers, office buildings and mixed-use projects, including entertainment complexes and hotels;

          (2) developing, acquiring, owning and operating multi-family properties;

          (3) acquiring land and owning and developing land into master planned communities and other residential developments for resale;

          (4) the lumber wholesaling business;

          (5) developing, acquiring, owning and operating any real estate not otherwise provided for in clauses (1) through (3) above; and

          (6) any business reasonably related, ancillary or complementary to the businesses described in clauses (1), (2), (3) and (5) above, or any reasonable extensions of the businesses described in clauses (1), (2), (3) and (5) above.

     "Permitted Holder" means:

          (1) any of Samuel H. Miller, Albert B. Ratner, Charles A. Ratner, James A. Ratner, Ronald A. Ratner or any spouse of any of the foregoing, and any trusts for the benefit of any of the foregoing;

          (2) RMS, Limited Partnership and any general partner or limited partner thereof and any person, other than a creditor, that upon the dissolution or winding-up of RMS, Limited Partnership receives a distribution of Capital Stock of Forest City;

          (3) any group, as defined in Section 13(d) of the Exchange Act, or any successor provision thereto, of two or more persons or entities that are specified clauses (1) and (2) above; and

          (4) any successive recombination of the persons or groups that are specified in clauses (1) through (3) above.

     "Permitted Interest Rate, Currency or Commodity Price Agreement" of any person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed:

          (1) in the case of an interest rate or currency exchange agreement, to protect the person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which will have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and, in the case of an agreement protecting that person from fluctuations in interest rates, the profits and losses from the agreement are included in interest expense under generally accepted accounting principles; or

          (2) in the case of currency or commodity protection agreements, to protect the person against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

     "Preferred Stock" of any person means Capital Stock of that person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to amounts upon any voluntary or involuntary liquidation, dissolution or winding-up of that person, to shares of Capital Stock of any other class of that person.

     "public equity offering" means an underwritten primary public offering of Common Stock of Forest City pursuant to an effective registration statement under the Securities Act.

     "Purchase Money Debt" of any person means Debt, other than Development Debt, of that person Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or other assets of the person (other than property described in the definition of Development Debt, that is, property the cost of which is or will be included in "Total Real Estate" on a consolidated balance sheet of the person) acquired after the date of original issuance of the notes; provided that:

          (1) the principal amount of the Debt does not exceed 100% of the purchase price or cost;

          (2) the purchase price or costs is not at Incurrence, and will not be, included in "Total Real Estate" on a consolidated balance sheet of the person; and

          (3) if the Debt is secured by a Lien, then (a) the Lien attached to the property or assets prior to, at the time of, or within 180 days after the acquisition, construction or improvement of the property or assets and (b) the Lien does not extend to or cover any property or assets other than the specific item of the property or assets or portion thereof acquired, constructed or improved with the proceeds of the Debt.

     "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

     "Receivables Sale" of any person means any sale of Receivables of that person, pursuant to a purchase facility or otherwise, other than in connection with a disposition of the business operations of the person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

     "Recourse Debt" of any person means Debt of that person that is not Non-Recourse Debt.

     "Redeemable Stock" of any person means any Capital Stock of that person that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or otherwise, including upon the occurrence of an event, matures or is required to be redeemed, pursuant to any sinking fund obligation or otherwise, or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time on or prior to the date that is 91 days after the final Stated Maturity of the notes.

     "related person" of any person means, without limitation, any other person directly or indirectly owning:

          (1) 5% or more of the outstanding Common Stock of the person, or, in the case of a person that is not a corporation, 5% or more of the equity interest in the person; or

          (2) 5% or more of the combined voting power of the Voting Stock of the person.

     "Sale and Leaseback Transaction" of any person means an arrangement with any lender or investor or to which the lender or investor is a party providing for the leasing by the person of any property or asset of the person which has been or is being sold or transferred by the person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to the lender or investor or to any person to whom funds have been or are to be advanced by the lender or investor on the security of the property or asset. The stated maturity of such arrangement will be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Subordinated Debt" means Debt of Forest City as to which the payment of principal of, and premium, if any, and interest and other payment obligations in respect of that Debt will be subordinate to the prior payment in full of the notes to at least the following extent:

          (1) no payments of principal of, or premium, if any, or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal, or premium, if any, or interest on the notes exists;

          (2) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default exists with respect to the notes, upon notice by 25% or more in principal amount of the notes to the trustee, the trustee will have the right to give notice to Forest City and the holders of the Debt, or trustees or agents therefor, of a payment blockage, and thereafter no payments of principal of, or premium, if any, or interest on or otherwise due in respect of the Debt may be made for a period of 179 days from the date of the notice; and

          (3) the Debt may not (a) provide for payments of principal at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Forest City, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder, in each case prior to the final Stated Maturity of the notes, or (b) permit redemption or other retirement, including pursuant to an offer to purchase made by Forest City, of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the notes, other than a redemption or other retirement at the option of the holder of such Debt, including pursuant to an offer to purchase made by Forest City, which is conditioned upon a change of control of Forest City pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders--Change of Control," and which will provide that such Debt will not be repurchased pursuant to such provisions prior to Forest City's repurchase of the notes required to be repurchased by Forest City.

     "Subsidiary" of any person means:

          (1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by that person or by one or more other Subsidiaries of that person or by that person and one or more Subsidiaries thereof;

          (2) a partnership of which that person, or one or more other Subsidiaries of that person or that person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of the partnership;

          (3) a limited liability company of which that person or one or more Subsidiaries of that person or that person and one or more Subsidiaries of that person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of the company; or

          (4) any other person, other than a corporation, partnership or limited liability company, in which that person, or one or more other Subsidiaries of that person or that person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank, as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by the custodian for the account of the holder of the depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by the depository receipt.

     "Voting Stock" of any person means Capital Stock of that person which ordinarily has voting power for the election of directors, or persons performing similar functions, of that person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Weighted Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (1) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of the Debt or mandatory redemption of the Preferred Stock, respectively and (b) the amount of the principal payments or redemption payments; by

          (2) the sum of all such principal payments or redemption payments.

     "Wholly Owned Subsidiary" of any person means a Subsidiary of that person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, will at the time be owned by that person or by one or more Wholly Owned Subsidiaries of that person or by that person and one or more Wholly Owned Subsidiaries of that person.

EVENTS OF DEFAULT

     Each of the following will be an "Event of Default" under the indenture:

          (1) failure to pay principal of, or premium, if any, on, any note when due;

          (2) failure to pay any interest on any note when due, continued for 30 days;

          (3) default in the performance of, or a breach of, the covenant described under "--Repurchase at the Option of Holders--Asset Dispositions", "--Repurchase at the Option of Holders--Change of Control" and "--Mergers, Consolidations and Certain Sales of Assets";

          (4) failure to perform any other covenant or agreement of Forest City under the indenture or the notes continued for 30 days after written notice to holders by the trustee or holders of at least 25% in aggregate principal amount of outstanding notes;

          (5) a default or defaults under the terms of any Debt, other than Non-Recourse Debt, by Forest City or any Subsidiary of Forest City or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any Debt, other than Non-Recourse Debt, of Forest City or any such Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $10 million, whether such Debt now exists or is hereafter created, which default or defaults consists of a failure to pay any portion of the principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto and results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or constitutes the failure to pay any portion of the principal of such Debt when due and payable at maturity or by acceleration;

          (6) a default or defaults under the terms of any Non-Recourse Debt by Forest City or any Subsidiary of Forest City or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any Non-Recourse Debt of Forest City or any such Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of 20% of the aggregate principal or similar amount of all the outstanding Non-Recourse Debt of Forest City and its Subsidiaries, whether such Non-Recourse Debt now exists or is hereafter created, which default or defaults constitutes a failure to pay any portion of the principal of such Non-Recourse Debt when due and payable after the expiration of any applicable grace period with respect thereto or results in such Non-Recourse Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable;

          (7) the rendering of a final judgment or judgments, not subject to appeal, against Forest City or any Subsidiary of Forest City in an amount in excess of $10 million which remains undischarged or unbonded for a period of 45 days after the date on which the right to appeal has expired; and

          (8) certain events of bankruptcy, insolvency or reorganization affecting Forest City or any Material Subsidiary.

     Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default will occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders will have offered to the trustee reasonable indemnity. Subject to the provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     If an Event of Default, other than an Event of Default described in clause
(8) above, will occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the maturity of all notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of acceleration of principal, have been cured or waived as provided in the indenture. If an Event of Default described in clause (8) above occurs, the outstanding notes will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holder. For information as to waiver of defaults, see "--Modification and Waiver."

     No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder will have previously given to the trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding notes will have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee will not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the request and will have failed to institute such proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of, and premium, if any, or interest on the note on or after the respective due dates expressed in the note.

     In the case of any Event of Default occurring by reason of any willful action or inaction, taken or not taken by or on behalf of Forest City with the intention of avoiding payment of the premium that Forest City would have had to pay if Forest City then had elected to redeem the notes pursuant to the provisions described above in the first paragraph under "--Optional Redemption," an equivalent premium will also become and be immediately due and payable upon the acceleration of the notes.

     Forest City will be required to furnish to the trustee quarterly a statement as to the performance by Forest City of certain of its obligations under the indenture and as to any default in such performance. Forest City will be required to deliver to the trustee, as soon as possible and in any event within 10 days after Forest City becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which Forest City proposes to take with respect thereto.

DEFEASANCE

     The indenture will provide that, at the option of Forest City:

          (1) Forest City will be discharged from any and all obligations in respect of the outstanding notes; or

          (2) Forest City may omit to comply with the restrictive covenants described under "--Covenants" and clauses (c), (d) and (e) under "--Mergers, Consolidations and Certain Sales of Assets", the violation or non-compliance with those covenants or clauses will not be an Event of Default under clause (4) under "--Events of Defaults" and the Events of Default under clauses (5), (6) and (7) under "--Events of Default" will no longer apply to the notes;

in either case upon the 123rd day after irrevocable deposit with the trustee, in trust, of money and/or U.S. Government Obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding notes. With respect to clause (2) above, the obligations under the indenture other than with respect to such covenants and the events of default other than the events of default relating to such covenants above will remain in full force and effect. Such trust may only be established if, among other things:

          (1) with respect to clause (1) above, Forest City has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel provides that holders of the notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (2) above, Forest City has delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (2) no Event of Default or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default will have occurred or be continuing at any time during the 123-day period referred to above;

          (3) Forest City has delivered to the trustee an opinion of counsel to the effect that such deposit will not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940; and

          (4) certain other customary conditions precedent are satisfied.

     In the event Forest City omits to comply with its remaining obligations under the indenture and the notes after a defeasance of the indenture with respect to the notes as described in clause (2) of the first paragraph under "--Defeasance" above and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the trustee may be insufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, Forest City will remain liable in respect of such payments.

MODIFICATION AND WAIVER

     Modifications and amendments of the indenture may be made by Forest City and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

          (1) change the stated maturity of the principal of, or any installment of interest on, any note;

          (2) reduce the principal amount of, or the premium, or interest on, any note;

          (3) change the place or currency of payment of principal of, or premium, or interest on, any note;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to any note;

          (5) reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture;

          (6) reduce the percentage of aggregate principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

          (7) modify any provisions of the indenture relating to the modification and amendment of the indenture or the waiver of past defaults or covenants, except as otherwise specified; or

          (8) modify any of the provisions of the indenture described under "--Repurchase at the Option of Holders--Asset Dispositions" and "--Change of Control" in a manner adverse to the holders thereof.

     The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive compliance by Forest City with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive any past default under the indenture, except a default in the payment of principal, or premium, if any, or interest or a default arising from failure to purchase any note tendered pursuant to an Offer to Purchase.

GOVERNING LAW

     The indenture and the notes will be governed by the laws of the State of New York.

THE TRUSTEE

     The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of Forest City, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Forest City or any Affiliate, provided, however, that if it acquires any conflicting interest, as defined in the indenture or in the Trust Indenture Act, it must eliminate such conflict or resign.

     The Bank of New York is a lender to Forest City's Subsidiaries of nonrecourse project debt. The Bank of New York is the institutional trustee for each of Forest City Enterprises Capital Trust I and Forest City Enterprises Capital Trust II. The Bank of New York (Delaware), an affiliate of The Bank of New York, is the Delaware trustee for each of Forest City Enterprises Capital Trust I and Forest City Enterprises Capital Trust II.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in a previously executed underwriting agreement and a pricing agreement, dated the date hereof (together, the "underwriting agreement"), the underwriters named below (the "underwriters") have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the notes set forth opposite their respective names below:

                                                              PRINCIPAL AMOUNT
NAME                                                              OF NOTES
----                                                          ----------------
Morgan Stanley & Co. Incorporated...........................    $ 46,250,000
McDonald Investments Inc....................................      10,000,000
ABN AMRO Incorporated.......................................       6,250,000
BNY Capital Markets, Inc./Pershing Trading Co. LP...........       6,250,000
Comerica Securities, Inc....................................       6,250,000
Credit Lyonnais Securities (USA) Inc........................       6,250,000
Harris Nesbitt Corp.........................................       6,250,000
Quick and Reilly, Inc.......................................       6,250,000
U.S. Bancorp Piper Jaffray Inc..............................       6,250,000
                                                                ------------
Total.......................................................    $100,000,000
                                                                ============

     The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes is subject to, among other things, the receipt of opinions of counsel and certain other conditions. The underwriters are obligated to take and pay for all of the notes if any are taken.

     The underwriters initially propose to offer part of the notes directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of 2.0% of the principal amount of the notes. Any underwriter may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed 1.8% of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

     We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $500,000.

     Prior to the offering, there has been no public market for the notes. We have applied to have the notes listed on the New York Stock Exchange, and we expect trading in the notes on the New York Stock Exchange to begin within 30 days after the original issue date. In order to meet the requirements for listing the notes, the underwriters will undertake to sell lots of 100 or more notes to a minimum of 400 beneficial holders.

     The notes are a new issue of securities with no established trading market, but we have been advised by the underwriters that they intend to make a market in the notes. The underwriters are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

     In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the notes for their own account. In addition, to cover overallotments or to stabilize the price of the notes, the underwriters may bid for, and purchase, the notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if they repurchase previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     Certain of the underwriters and their affiliates have from time to time in the past provided, and may from time to time in the future provide, investment banking and general financing and banking services to Forest City and its affiliates in the ordinary course of business for which they have in the past received, and may in the future receive, customary fees. Morgan Stanley & Co. Incorporated leases space from Forest City in the ordinary course of business. Affiliates of McDonald Investments Inc., Comerica Securities, Inc. and Credit Lyonnais Securities (USA) Inc. are lenders under the FCRPC credit agreement. We intend to apply a portion of the net proceeds from this offering to repay outstanding amounts under that credit agreement, and the affiliates of these underwriters will receive their pro rata portion of the proceeds.

     It is expected that delivery of the notes will be made against payment therefor on or about February 10, 2004. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on or after the date hereof will be required, by virtue of the fact that the notes initially will settle on or about February 10, 2004, to specify alternative settlement arrangements to prevent a failed settlement.

                             VALIDITY OF THE NOTES

     Certain legal matters, including the validity of our notes offered through this prospectus supplement, will be passed upon for us by Jones Day, Cleveland, Ohio. Certain legal matters incident to the validity of the notes offered through this prospectus supplement will be passed upon for us by Geralyn Presti, Senior Vice President, General Counsel and Assistant Secretary of Forest City. As of January 16, 2004, Ms. Presti owned 640 shares of Class B common stock and 20,250 options to purchase shares of Class A common stock. The validity of the notes offered through this prospectus supplement will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely as to all matters of Ohio law upon the opinion of Jones Day.

                            INDEPENDENT ACCOUNTANTS

     The financial statements and financial statement schedules of Forest City Enterprises, Inc. as of January 31, 2003 and 2002 and for each of the three years in the period ended January 31, 2003, all included in our annual report on Form 10-K for the fiscal year ended January 31, 2003 and incorporated by reference in this prospectus supplement have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                  $842,180,000

                         FOREST CITY ENTERPRISES, INC.

                             SENIOR DEBT SECURITIES
                      SENIOR SUBORDINATED DEBT SECURITIES
                      JUNIOR SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                         CLASS A COMMON STOCK WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                              SUBSCRIPTION RIGHTS

                    FOREST CITY ENTERPRISES CAPITAL TRUST I
                    FOREST CITY ENTERPRISES CAPITAL TRUST II

                              PREFERRED SECURITIES
   GUARANTEED TO THE EXTENT SET FORTH HEREIN BY FOREST CITY ENTERPRISES, INC.

     Forest City Enterprises, Inc. intends to offer from time to time its senior debt securities, senior subordinated debt securities, junior subordinated securities, preferred stock, depositary shares, class A common stock, warrants, stock purchase contracts, stock purchase units or subscription rights. Forest City Enterprises Capital Trust I and Forest City Enterprises Capital Trust II intend to offer from time to time preferred securities that will be fully and unconditionally guaranteed by Forest City Enterprises, Inc. Forest City Enterprises, Inc. and the Trusts may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $842,180,000 or the equivalent amount in other currencies, currency units or composite currencies.

     Forest City Enterprises, Inc. and the Trusts will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities being offered.

     Forest City Enterprises, Inc. and the Trusts may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in the accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
                             ---------------------

     Forest City Enterprises, Inc.'s class A common stock, par value $.33 1/3 per share, and its class B common stock, par value $.33 1/3 per share, are listed on The New York Stock Exchange under the symbols FCEA and FCEB. The closing prices of the class A common stock and class B common stock on The New York Stock Exchange on May 30, 2002 were $38.80 and $38.70. None of the other securities that Forest City Enterprises, Inc. and the Trusts may offer under this prospectus are currently publicly traded.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is May 31, 2002.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where You Can Find More Information.........................     2
About This Prospectus.......................................     2
Incorporation of Documents by Reference.....................     2
Forward-Looking Statements..................................     4
Forest City Enterprises, Inc. ..............................     5
Forest City Enterprises Capital Trust I and Forest City
  Enterprises Capital Trust II..............................     5
Ratio of Earnings to Fixed Charges..........................     6
Use of Proceeds.............................................     6
Summary Description of Securities We and the Trusts May
  Offer.....................................................     7
Description of Senior Debt Securities We May Offer..........     7
Description of Subordinated Debt Securities We May Offer....    16
Description of Preferred Stock We May Offer.................    28
Description of Depositary Shares We May Offer...............    30
Description of Common Stock We May Offer....................    33
Description of Warrants We May Offer........................    35
Description of Stock Purchase Contracts and Stock Purchase
  Units We May Offer........................................    37
Description of Subscription Rights We May Offer.............    37
Description of Preferred Securities the Trusts May Offer....    38
Description of Trust Guarantees.............................    44
Plan of Distribution........................................    47
Validity of the Offered Securities..........................    50
Experts.....................................................    50

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy the reports, proxy statements and other information at the Public Reference Room of the SEC located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can obtain copies of these materials at prescribed rates from the Public Reference Room of the SEC. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information on a delayed basis regarding registrants, including us, that file electronically with the SEC. Our class A common stock, par value $.33 1/3 per share, and our class B common stock, par value $.33 1/3 per share, are listed on The New York Stock Exchange under the symbols FCEA and FCEB. You can also inspect and copy any reports, proxy statements and other information that we file with the SEC at the offices of The New York Stock Exchange located at 20 Broad Street, New York, NY 10005.

                             ABOUT THIS PROSPECTUS

     This document is called a prospectus and is part of a registration statement that we and the Trusts filed with the SEC using a "shelf" registration or continuous offering process. Under this shelf process, we and/or the Trusts may from time to time sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price of $842,180,000 or the equivalent amount in other currencies, currency units or composite currencies.

     This prospectus provides you with a general description of the securities we and the Trusts may offer. Each time we or the Trusts sell securities, we or the Trusts, as the case may be, will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference."

     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither we nor the Trusts, nor any underwriters or agents, have authorized anyone to provide you with different information. Neither we nor the Trusts are offering the securities in any state where the offering is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

     References in the prospectus to the term "we," "us" or "Forest City" or other similar terms mean Forest City Enterprises, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise. References in the prospectus to the term "Trusts" mean Forest City Enterprises Capital Trust I and Forest City Enterprises Capital Trust II, and references in the prospectus to the term "Trust" mean either Forest City Enterprises Capital Trust I or Forest City Enterprises Capital Trust II, unless we state otherwise or the context indicates otherwise.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information that we file with the SEC. This allows us to disclose important information to you by referring you to those documents rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. In addition, information that we file with the SEC after the date of this prospectus automatically updates and supersedes the information contained in this prospectus and incorporated filings. We have previously filed the following documents with the SEC (File No. 1-4372) and are incorporating them into this prospectus by reference:

     - our Annual Report on Form 10-K for the fiscal year ended January 31, 2002;

     - Amendment No. 1 to our Annual Report on Form 10-K/A;

     - our Current Report on Form 8-K, dated and filed with the SEC on March 14, 2002;

     - our Current Report on Form 8-K, dated March 5, 2002 and filed with the SEC on March 14, 2002; and

     - the description of our class A common stock contained in our registration statement on Form 10.

     Each document or report that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act after the date of this prospectus and until the offering of the securities terminates will be incorporated by reference into this prospectus and will be a part of this prospectus from the date of filing of that document.

     You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by telephoning or writing to us at the following phone number and address:
                                   Secretary,
                         Forest City Enterprises, Inc.
                                50 Public Square
                                 Terminal Tower
                                   Suite 1100
                           Cleveland, Ohio 44113-2203
                         Telephone Number: 216-621-6060

     We have not included or incorporated by reference in this prospectus any separate financial statements of the Trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

     - we will own all of the voting securities of the Trusts;

     - the Trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our subordinated debt securities; and

     - we are fully and unconditionally guaranteeing the obligations of the Trusts as described in this prospectus.

                           FORWARD-LOOKING STATEMENTS

     We may include or incorporate by reference in this prospectus or in an accompanying prospectus supplement statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, for example, statements relating to our development activities, business strategy and prospects.

     These forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements are discussed in our reports filed with the SEC and may be contained under the caption "Risk Factors" in or incorporated by reference in an accompanying prospectus supplement.

     We disclaim any obligation, other than as may be imposed by law, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                         FOREST CITY ENTERPRISES, INC.

     Founded in 1920 and publicly traded since 1960, we are principally engaged in the ownership, development, acquisition and management of commercial and residential properties in many states and the District of Columbia.

     We have a portfolio of assets diversified both geographically and among property types. We operate our business through four strategic business units:

     - the Commercial Group, which owns, develops, acquires and operates regional malls, specialty/urban retail centers, office buildings, hotels and mixed-use projects;

     - the Residential Group, which owns, develops, acquires, leases and manages residential rental property, including middle-market apartments in urban and suburban locations, adaptive re-use developments in urban locations and supported-living facilities;

     - the Land Development Group, which acquires and sells land and developed lots to residential, commercial and industrial customers and owns and develops raw land into master-planned communities and mixed-use projects; and

     - the Lumber Trading Group, which operates our lumber wholesaling business.

     We are incorporated in the State of Ohio. Our principal executive offices are located at 50 Public Square, Terminal Tower, Suite 1100, Cleveland, Ohio 44113-2203 and our telephone number is (216) 621-6060.

                    FOREST CITY ENTERPRISES CAPITAL TRUST I
                  AND FOREST CITY ENTERPRISES CAPITAL TRUST II

     Each of the Trusts is a statutory business trust created under Delaware law. Each of the Trusts exists for the exclusive purposes of:

     - issuing the preferred securities, which represent preferred undivided beneficial ownership interests in the Trust's assets;

     - issuing the common securities, which represent common undivided beneficial ownership interests in the Trust's assets, to us in a total liquidation amount equal to at least 3% of the Trust's total capital;

     - using the proceeds from the issuances to buy our subordinated debt securities;

     - maintaining the Trust's status as a grantor trust for federal income tax purposes; and

     - engaging in only those other activities necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

     Any subordinated debt securities we sell to the Trusts will be the sole assets of the Trusts, and, accordingly, payments under the subordinated debt securities will be the sole revenues of the Trusts. We will acquire and own all of the common securities of each of the Trusts, which will have an aggregate liquidation amount equal to at least 3% of the total capital of each of the Trusts. The common securities will rank on a parity with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon an event of default under the amended and restated declaration of trust resulting from an event of default under the subordinated debt securities, our rights as holder of the common securities to distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the preferred securities.

     As issuer of the subordinated debt securities to be purchased by the Trusts and as sponsor of the Trusts, we will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to the Trusts and any offering of the Trusts' preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trusts. The principal executive office of each of the Trusts is c/o Forest City Enterprises, Inc., 50 Public Square, Terminal Tower, Suite 1100, Cleveland, Ohio 44113-2203 and its telephone number is (216) 621-6060.

     Each of the Trusts has a term of 50 years, but may dissolve earlier as provided in its amended and restated declaration of trust. The Trust's business and affairs are conducted by the trustees. The trustees for each of the Trusts are The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as the Delaware trustee, and two regular trustees who are officers of Forest City Enterprises, Inc.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

                                                              YEARS ENDED JANUARY 31,
                                                  ------------------------------------------------
                                                                                      PRO-RATA
                                                     FULL CONSOLIDATION(1)        CONSOLIDATION(1)
                                                  ------------------------------------------------
                                                  2002    2001    2000    1999        1998(2)
                                                  ----    ----    ----    ----    ----------------
Ratio of Earnings to Fixed Charges..............  1.72x   1.69x   1.59x   1.38x             --

---------------

(1) Effective January 31, 2001, we implemented a change in the presentation of our financial results. Prior to January 31, 2001, we used the pro-rata method of consolidation to report our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. In accordance with the Financial Accounting Standards Board's Emerging Issues Task Force Issue No. 00-1, "Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures," we can no longer use the pro-rata consolidation method for partnerships. Accordingly, partnership investments that were previously reported on the pro-rata method are now reported as consolidated at 100%, if deemed under our control, or otherwise on the equity method of accounting.
(2) Total fixed charges exceeded our adjusted earnings by $10.0 million for January 31, 1998. Our earnings, as adjusted, includes income of $15.0 million from a lawsuit settlement related to Toscana, a California apartment project, and a $39.0 million loss related to the sale of Toscana ($36.0 million) and a partnership interest ($3.0 million), but does not include an extraordinary gain of $18.0 million related to the sale of Toscana.

     To date, we have not issued any shares of preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges and is not separately presented. We believe that we have other earnings from operations, principally from depreciation and amortization, that are available to cover fixed charges.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

     - repayment of debt;

     - additions to working capital;

     - development of new properties;

     - capital expenditures; and

     - acquisitions.

Until we use the proceeds in this manner, we may temporarily use them to make short-term investments or to reduce short-term debt.

     Unless the Trusts inform you otherwise in the applicable prospectus supplement, the Trusts will use all proceeds received from the sale of their preferred securities to purchase our subordinated debt securities.

         SUMMARY DESCRIPTION OF SECURITIES WE AND THE TRUSTS MAY OFFER

     We may use this prospectus to offer the following types of securities.

     - Senior debt securities. These debt securities will be unsecured and will rank equally with all of our other unsubordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or class A common stock.

     - Senior subordinated debt securities. These debt securities will be unsecured and will rank equally with all of our other senior subordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or class A common stock.

     - Junior subordinated debt securities. These debt securities will be unsecured and will rank equally with all of our other junior subordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or class A common stock.

     - Preferred stock, without par value. We can offer different series of preferred stock with different dividend, liquidation, redemption, conversion and voting rights.

     - Depositary Shares. We may issue depositary shares that would each represent a fraction of a share of preferred stock.

     - Class A common stock, par value $.33 1/3 per share.

     - Warrants to purchase any of the foregoing securities.

     - Stock Purchase Contracts. We may issue stock purchase contracts, which may represent the right to purchase our debt securities, preferred stock, class A common stock or other securities.

     - Stock Purchase Units. We may issue stock purchase units, which consist of a stock purchase contract and our debt securities, preferred stock, warrants or debt obligations of third parties' to secure the holder's obligations to purchase the securities under the stock purchase contracts.

     - Subscription Rights to purchase any of our debt securities, preferred stock and class A common stock.

     The Trusts may use this prospectus to offer preferred securities. These preferred securities will be fully and unconditionally guaranteed by us.

     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

               DESCRIPTION OF SENIOR DEBT SECURITIES WE MAY OFFER

     This section describes the general terms and provisions of the senior debt securities that we may issue separately, upon conversion of preferred stock, upon exercise of a debt warrant, in connection with a stock purchase contract, as part of a stock purchase unit or upon exercise of a subscription right from time to time in the form of one or more series of senior debt securities. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of the senior debt securities offered through that prospectus supplement and any special federal income tax consequences of these senior debt securities.

     The senior debt securities we may offer will be issued under an indenture, between us and The Bank of New York, as trustee, unless otherwise indicated in the applicable prospectus supplement. A copy of the form of our senior debt indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the form of our senior debt indenture for more specific information. See "Where You Can Find More Information" for information on how to obtain a copy of the form of our senior debt indenture. The following summaries of specific provisions of the indenture are not complete and are subject to all of the provisions of the applicable indenture.

     The trustee under the senior debt indenture has two main roles.

     - First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "-- Events of Default" and "-- Modification and Waiver".

     - Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See "-- Relationship With the Trustee" below for more information about the trustee.

     We currently conduct substantially all of our operations through our subsidiaries. Our ability to pay principal and interest on the senior debt securities will depend upon the ability of our subsidiaries to distribute their income to us. Some of our subsidiaries are subject to financial covenants that may limit or prohibit their ability to make loans, advances, dividends or distributions to us.

     The senior debt securities we may offer will rank equally in right of payment with all our other existing and future senior unsecured debt, including our $200.0 million aggregate principal amount of 8.5% senior notes due March 15, 2008 and our guaranty of the borrowings under the Forest City Rental Properties Corporation, or FCRPC, credit agreement. FCRPC is one of our wholly owned subsidiaries. The senior debt securities will be effectively subordinated to all our existing and future senior secured debt, to the extent of the value securing our senior secured debt.

     Although the senior debt securities will be our senior obligations, they will be effectively subordinated to all existing and future debt and other liabilities, including trade payables and capital lease obligations, of our subsidiaries, including the borrowings under the FCRPC credit agreement.

     The FCRPC credit agreement prohibits the payment of principal and interest on any senior debt securities during the existence and continuation of a payment default under the FCRPC credit agreement or the guaranty. In the event of a continuing non-payment default, our guaranty prohibits FCRPC from making any distribution to us except as necessary to pay interest on any senior debt securities and taxes. Our guaranty will also prohibit our redemption or defeasance of any of our senior debt securities without the consent of the lenders under the FCRPC credit agreement.

GENERAL

     The applicable prospectus supplement will set forth the price or prices at which the senior debt securities will be issued and will describe the following terms of the senior debt securities, if applicable:

     - the title and series of the senior debt securities;

     - any limit on the aggregate principal amount of the senior debt securities;

     - the identity of the person to whom we will pay any interest on a senior debt security, if it is any person other than the person in whose name the senior debt security is registered at the close of business on the regular record date for the interest payment;

     - the date or dates on which we will pay the principal of the senior debt securities;

     - if the senior debt securities will bear interest, the interest rate or rates, the date or dates from which the interest will accrue, the interest payment dates on which we will pay the interest and the regular record date for the interest payable on any interest payment date;

     - the place or places where we will pay the principal of, and any premium and interest on, the senior debt securities;

     - the period or periods within which, the price or prices at which, and the terms and conditions on which, we may, at our option, redeem the senior debt securities, in whole or in part;

     - our obligation, if any, to repurchase or redeem the senior debt securities upon the happening of an event or at your option;

     - if other than the entire principal amount, the portion of the principal amount of the senior debt securities that we will pay upon acceleration of maturity;

     - if other than the currency of the United States, the currency, currencies or currency units in which we will pay the principal of, or any premium or interest on, the senior debt securities and the manner in which we will determine the equivalent of the principal amount of the senior debt securities in the currency of the United States for any purpose;

     - if, at our option or your option, we may pay the principal of, or any premium or interest on, the senior debt securities in one or more currencies or currency units other than those in which the senior debt securities are stated to be payable, the currency, currencies or currency units in which we will pay, at our option or your option, these amounts, the periods within which and the terms and conditions upon which the election must be made by us or you, and the amount that we will pay or the manner in which we will determine the amount;

     - if the principal amount payable at the stated maturity of the senior debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

     - that the senior debt securities, in whole or in any specified part, are defeasible as described below under " -- Defeasance and Discharge" or " -- Covenant Defeasance," or under both captions;

     - whether the principal or interest will be indexed to, or determined by reference to, one or more securities, commodities, indices or other financial measure;

     - whether the principal or interest may be payable, in whole or in part, in securities of another issuer;

     - whether we may issue the senior debt securities, in whole or in part, in the form of one or more global securities, and, if so, the depositaries for the global securities, and, if different from those described below under "-- Global Securities", any circumstances under which we may exchange or transfer any global security, in whole or in part, in the names of persons other than the depositary or its nominee; and

     - any addition to or change in the events of default applicable to the senior debt securities and any change in the right of the trustee or your rights to declare the principal amount of the senior debt securities due and payable.

     We may sell senior debt securities at a substantial discount to their principal amount. We will describe any special United States federal income tax considerations applicable to the senior debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we will describe any special United States federal income tax or other considerations applicable to any senior debt securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

CONVERSION RIGHTS

     We will set forth in an applicable prospectus supplement whether the senior debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions.

FORM, EXCHANGE AND TRANSFER

     We will issue the senior debt securities, if any, of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations and integral multiples of $1,000.

     At your option, subject to the terms of the senior debt indenture and the limitations applicable to global securities, senior debt securities of each series will be exchangeable for other senior debt securities of the same series of any authorized denomination in the same aggregate principal amount.

     Subject to the terms of the senior debt indenture and the limitations applicable to global securities, you may present senior debt securities for exchange as provided above or for registration of transfer, if properly endorsed or with the form of transfer properly endorsed and executed, at the office of the security registrar or at the office of any transfer agent that we designate. There will be no service charge for any registration of transfer or exchange of senior debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The security registrar will effect a transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request for the transfer or exchange. We will appoint The Bank of New York as security registrar, except as otherwise indicated in the applicable prospectus supplement.

     If we redeem the senior debt securities of any series in part, we will not be required to issue, register the transfer of, or exchange, any senior debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or register the transfer of, or exchange, any senior debt security selected for redemption, in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part.

GLOBAL SECURITIES

     Some or all of the senior debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the senior debt securities of the particular series represented by the global securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with that depositary or nominee or a custodian for the depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided under the senior debt indenture.

     Notwithstanding any provision of the senior debt indenture or any senior debt security, no global security may be exchanged, in whole or in part, for senior debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

     - the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as a depositary as required by the senior debt indenture;

     - an event of default, or an event that with notice or lapse of time, or both, will become an event of default, with respect to the senior debt securities represented by the global security has occurred and is continuing;

     - we so request; or

     - other circumstances, if any, in addition to or in lieu of those described above and as may be described in the applicable prospectus supplement, exist.

All securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

     As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the series of senior debt securities represented by the global security for all purposes under that series of senior debt securities and the senior debt indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have a global security or any series of senior debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated senior debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any series of senior debt securities represented by the global security for any purpose under that series of senior debt securities or the senior debt indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee and to persons that may hold beneficial interests through the depositary's participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of senior debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants' interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the senior debt trustee or any agent of ours or the senior debt trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made for, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

     Unless otherwise stated in the applicable prospectus supplement, we will appoint The Depository Trust Company, or DTC, as the depositary for the senior debt securities.

     We understand that neither DTC nor its nominee will consent or vote with respect to the senior debt securities. We have been advised that under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights of DTC's nominee to those participants to whose accounts the senior debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

     DTC has advised us that it will take any action permitted to be taken by a holder of senior debt securities (including the presentation of senior debt securities for exchange) only at the direction of one or more participants to whose account with DTC interests in the global security are credited and only in respect of such portion of the principal amount of the senior debt securities represented by the global security as to which such participant or participants has or have given such direction.

     DTC has also advised us as follows:

     - DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code, as amended, and a clearing agency registered pursuant to the provisions of
       Section 17A of the Exchange Act;

     - DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in accounts of its participants;

     - DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations;

     - certain participants, or other representatives, together with other entities, own DTC; and

     - indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a senior debt security on any interest payment date will be made to the person in whose name the senior debt security, or one or more predecessor senior debt securities, is registered at the close of business on the regular record date for the interest payment.

     Unless otherwise indicated in the applicable prospectus supplement, principal of, and any premium and interest on, the senior debt securities of a particular series will be payable at the office of the paying agent or paying agents that we may designate from time to time. Any other paying agents that we initially designate for the senior debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series.

     All moneys that we deposit with the trustee or pay to a paying agent for the payment of the principal of, or any premium or interest on, any senior debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the senior debt security may look only to us for payment of any principal, premium or interest.

RESTRICTIVE COVENANTS

     Covenants applicable to the senior debt securities will be set forth in the applicable prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Unless otherwise specified in the applicable prospectus supplement, the senior debt indenture will provide that Forest City Enterprises, Inc. may not consolidate with, merge into or reorganize with or into, or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets to, any entity, unless all of the following conditions are met.

     - If the successor entity is not Forest City Enterprises, Inc., the successor entity is organized under the laws of any domestic jurisdiction and expressly assumes Forest City Enterprises, Inc.'s obligations under the senior debt indenture.

     - Immediately before and after giving effect to the transaction, and treating any debt that becomes an obligation of ours or the successor entity as a result of the transaction as having been incurred by us or the successor entity at the time of the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

     - Immediately after giving effect to the transaction, the consolidated net worth (as defined in the senior debt indenture) of Forest City Enterprises, Inc. or the successor entity is equal to or greater than 90% of Forest City Enterprises, Inc.'s consolidated net worth immediately prior to the transaction.

     - Immediately after giving effect to the transaction, and treating any debt that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, Forest City Enterprises, Inc. could incur at least $1.00 of additional debt under specified financial ratios contained in the senior debt indenture.

     - If, as a result of the transaction, our properties or assets would become subject to a lien or other encumbrance that would not be permitted by the senior debt indenture, Forest City Enterprises, Inc. or the successor entity, as the case may be, takes the steps necessary to secure the senior debt securities equally and ratably with, or prior to, the indebtedness secured by the lien or other encumbrance.

     - Forest City Enterprises, Inc. delivers to the trustee an officers' certificate and an opinion of counsel, both of which state that the transaction complies with the terms of the senior debt indenture.

EVENTS OF DEFAULT

     Unless otherwise set forth in the applicable prospectus supplement, each of the following events will constitute an event of default under the senior debt indenture, if applicable:

     - failure to pay principal of, or premium, if any, on, any senior debt security when due;

     - failure to pay any interest on any senior debt security when due that continues for 30 days;

     - failure to perform or observe the covenants in the senior debt indenture, which may relate to dispositions of assets, mergers, consolidations and sales of all or substantially all our assets, or a change of control of the company, as specified in the applicable prospectus supplement;

     - failure to perform other covenants in the senior indenture that continues for 30 days after written notice as provided in the senior debt indenture;

     - a default under any recourse debt by us, individually or in the aggregate, in excess of $10.0 million, which default (1) constitutes a failure to pay when due, subject to any applicable grace period, any portion of the principal of that recourse debt, and (2) results in that recourse debt becoming or being declared due and payable prior to its stated maturity;

     - a default under any non-recourse debt by us, individually or in the aggregate, in excess of 20% of the aggregate principal amount of all of our outstanding non-recourse debt, which default (1) constitutes a failure to a pay when due, subject to any applicable grace period, any portion of the principal of that non-recourse debt, or (2) results in that non-recourse debt becoming or being declared due and payable prior to its stated maturity;

     - the rendering of a final judgment or judgments against us or any subsidiary that is not subject to appeal in an amount in excess of $10.0 million that remains undischarged or unstayed for a period of 45 days after the date on which the right to appeal has expired;

     - we or any of our significant subsidiaries file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur; and

     - any other event of default specified in the applicable prospectus supplement.

     Subject to the provisions of the senior debt indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the senior debt indenture at the request or direction of any of the holders, unless those holders have offered reasonable indemnity to the trustee. Subject to the provisions of the senior debt indenture relating to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     If an event of default, other than an event of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of a series of outstanding senior debt securities may accelerate the maturity of all senior debt securities of that series. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the senior debt securities, or, in the case of any original issue discount security or other senior debt security, a specified amount, will automatically, and without any action by the trustee or any holder, become immediately due and payable. However, after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding senior debt securities of that series may, under specific circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the senior debt indenture. For a more detailed discussion as to waiver of defaults, see " -- Modification and Waiver."

     No holder of any senior debt security will have any right to institute any proceeding with respect to the senior debt indenture or for any remedy under the senior debt indenture unless:

     - the holder has previously given to the trustee written notice of a continuing event of default with respect to that series of senior debt securities;

     - the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the relevant series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee;

     - the trustee has failed to institute the proceeding within 60 days; and

     - the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of the relevant series a direction inconsistent with the holders' request.

However, these limitations do not apply to a suit instituted by a holder of a senior debt security for enforcement of payment of the principal of, and premium, if any, or interest on, any senior debt security on or after the respective due dates expressed in the senior debt security.

     We will be required to furnish to the trustee a statement as to our performance of some of our obligations under the senior debt indenture and as to any default in our performance.

MODIFICATION AND WAIVER

     Unless otherwise set forth in the applicable prospectus supplement, we and the trustee may modify and amend the senior debt indenture with the consent of the holders of not less than a majority in aggregate principal amount of any series of outstanding senior debt securities, and, in some instances, we and the trustee may modify and amend the senior debt indenture without the consent of the holders of any series of outstanding senior debt securities. However, we and the trustee may not modify or amend the senior debt indenture without the consent of the holder of each outstanding senior debt security affected by the modification or amendment if the modification or amendment:

     - changes the stated maturity of the principal of, or any installment of interest on, any senior debt security;

     - reduces the principal amount of, or the premium or interest on, any senior debt security;

     - changes the place or currency of payment of principal of, or premium or interest on, any senior debt security;

     - impairs the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     - reduces the percentage of any series of outstanding senior debt securities necessary to modify or amend the senior debt indenture;

     - reduces the percentage of aggregate principal amount of any series of outstanding senior debt securities necessary for waiver of compliance with specified provisions of the senior debt indenture or for waiver of specified defaults; or

     - modifies any other provisions of the senior debt indenture set forth in the applicable prospectus supplement relating to the senior debt securities, except to increase any percentages referred to above or to provide other provisions of the senior debt indenture cannot be modified or waived without the consent of the holders.

     The holders of a majority in aggregate principal amount of any series of outstanding senior debt securities may waive our compliance with specified restrictive provisions of the senior debt indenture. The holders of a majority in aggregate principal amount of any series of outstanding senior debt securities may waive any past default under the senior debt indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or any other default specified in the applicable prospectus supplement.

DEFEASANCE AND DISCHARGE

     The senior debt indenture will provide that, upon the exercise of our option, we will be discharged from all our obligations with respect to any senior debt securities of a series, except for the following obligations:

     - to exchange or register the transfer of senior debt securities;

     - to replace stolen, lost or mutilated senior debt securities;

     - to maintain paying agencies; and

     - to hold moneys for payment in trust, upon our deposit in trust for the benefit of the holders of the senior debt securities of money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, senior debt securities of that series on the stated maturity in accordance with the terms of the senior debt indenture and the senior debt securities of that series.

We may only exercise defeasance or discharge if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the senior debt securities of a relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

COVENANT DEFEASANCE

     The senior debt indenture will provide that, at our option, we may omit to comply with specified restrictive covenants related to the senior debt securities of a series, including any that may be described in the applicable prospectus supplement, and the occurrence of specified events of default related to the senior debt securities of that series will be deemed not to be or result in an event of default. We may only exercise this option if we deposit, in trust for the benefit of the holders of the senior debt securities of that series, money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and each installment of interest on, the senior debt securities of that series on the stated maturity in accordance with the terms of the senior debt indenture and the senior debt securities of that series. We also must, among other things, deliver to the trustee an opinion of counsel to the effect that holders of the senior debt securities of the relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of specified obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

     If we exercise this option with respect to any senior debt securities of a series and the senior debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations deposited in trust may be insufficient to pay amounts due on the senior debt securities of that series at the time of the acceleration. In such a case, we would remain liable for the deficiency.

NOTICES

     Unless otherwise specified in the applicable prospectus supplement, notices to the holders of senior debt securities will be given by mail to the addresses of those holders as they may appear in the security register.

TITLE

     Unless otherwise specified in the applicable prospectus supplement, we, the trustee and any agents of ours or the trustee may treat the person in whose name a senior debt security is registered as the absolute owner of the senior debt security, whether or not the senior debt security may be overdue, for the purpose of making payment and for all other purposes.

RELATIONSHIP WITH THE TRUSTEE

     The Bank of New York will be trustee under the senior debt indenture, unless otherwise indicated in the applicable prospectus supplement. The Bank of New York is the trustee under the indenture governing our $200.0 million aggregate principal amount of 8.5% senior notes due March 15, 2008 and is also a lender to our subsidiaries of nonrecourse project debt. The Bank of New York is the institutional trustee for each of the Trusts. The Bank of New York (Delaware), an affiliate of The Bank of New York, is the Delaware trustee for each of the Trusts.

GOVERNING LAW

     The senior debt indenture and the senior debt securities will be governed by, and construed in accordance with, the law of the State of New York, unless otherwise indicated in the applicable prospectus supplement.

            DESCRIPTION OF SUBORDINATED DEBT SECURITIES WE MAY OFFER

     This section describes the general terms and provisions of the subordinated debt securities that we may issue separately, upon conversion of preferred stock, upon exercise of a debt warrant, in connection with a stock purchase contract, as part of a stock purchase unit or upon exercise of a subscription right from time in the form of one or more series of subordinated debt securities. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of the subordinated debt securities offered through that prospectus supplement and any special federal income tax consequences of these subordinated debt securities.

     The subordinated debt securities we may offer will be issued under an indenture, between us and National City Bank, as subordinated trustee, unless otherwise indicated in the applicable prospectus supplement. Copies of the forms of our senior subordinated debt indenture and our junior subordinated indenture have been previously filed with the SEC, are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. The senior subordinated indenture and junior subordinated indenture are sometimes referred to collectively in this prospectus as the "subordinated indentures." You should refer to the forms of our subordinated indentures for more specific information. See "Where You Can Find More Information" for information on how to obtain copies of the forms of our subordinated indentures. The following summaries of specific provisions of the subordinated indentures are not complete and are subject to all of the provisions of the subordinated indentures.

     The subordinated trustee under each of the subordinated debt indentures has two main roles.

     - First, the subordinated trustee can enforce your rights against us if we default. There are some limitations on the extent to which the subordinated trustee acts on your behalf, which we describe later under "-- Events of Default" and "-- Modification and Waiver".

     - Second, the subordinated trustee performs administrative duties for us, such as sending you interest payments and notices.

See "-- Relationship With the Subordinated Trustee" below for more information about the trustee.

     We currently conduct substantially all of our operations through our subsidiaries. Our ability to pay principal and interest on the subordinated debt securities will depend on the ability of our subsidiaries to distribute their income to us. Some of our subsidiaries are subject to financial covenants that may limit or prohibit their ability to make loans, advances, dividends or distributions to us.

     The junior subordinated debt securities we may offer, if any, will be subordinated in right of payment to all senior debt, and the senior subordinated debt securities will be subordinated in right of payment to all senior indebtedness. For a more detailed discussion of this subordination, see
" -- Subordination of Subordinated Debt Securities." The only senior debt or senior indebtedness outstanding as of April 30, 2002 is our $200.0 million aggregate principal amount of 8.5% senior notes due March 15, 2008, our guaranty of borrowings under the FCRPC credit agreement and our guaranty of $20.4 million of Franklin Town Towers Associates' Series 2000 Bonds that are due 2026 but subject to mandatory tender in 2010. Franklin Town Towers Associates is one of our wholly owned subsidiaries. The holders of subordinated debt securities, including senior subordinated debt securities, will also be effectively subordinated to all existing and future debt and other liabilities, including trade payables and capital lease obligations, of our subsidiaries.

GENERAL

     The subordinated indentures will provide that we may issue subordinated debt securities in separate series from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the subordinated debt securities of any series. The subordinated debt securities will have terms and provisions that are not inconsistent with the subordinated indentures, including as to maturity, principal and interest, as we may determine.

     The applicable prospectus supplement will set forth whether the subordinated debt securities will be senior subordinated debt securities or junior subordinated debt securities and the price or prices at which we will issue the subordinated debt securities. The applicable prospectus supplement will also describe the following terms of the subordinated debt securities, if applicable:

     - the title and series of the subordinated debt securities;

     - any limit on the aggregate principal amount of the subordinated debt securities or the series of which they are a part;

     - the identity of the person to whom we will pay any interest on a subordinated debt security, if it is any person other than the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the interest payment;

     - the date or dates on which we will pay the principal of the subordinated debt securities;

     - if the subordinated debt securities will bear interest, the interest rate or rates, the date or dates from which the interest will accrue, the interest payment dates on which we will pay the interest and the regular record date for the interest payable on any interest payment date;

     - the place or places where we will pay the principal of, and any premium and interest on, the subordinated debt securities;

     - the period or periods within which, the price or prices at which, and the terms and conditions on which, we may, at our option, redeem the subordinated debt securities, in whole or in part;

     - our obligation, if any, to redeem or purchase the subordinated debt securities in connection with any sinking fund or similar provision or at the option of the holder, and the period or periods within which, the price or prices at which, and the terms and conditions on which, we will redeem or repurchase any of the subordinated debt securities, in whole or in part, in connection with this obligation;

     - the denominations in which we will issue the subordinated debt securities, if other than denominations and integral multiples of $1,000;

     - the index or formula, if any, that we will use to determine the amount of principal of, or any premium or interest on, the subordinated debt securities;

     - if other than the currency of the United States, the currency, currencies or currency units in which we will pay the principal of, or any premium or interest on, the subordinated debt securities and the manner in which we will determine the equivalent of the principal amount of the subordinated debt securities in the currency of the United States for any purpose;

     - if, at our option or your option, we may pay the principal of, or any premium or interest on, the subordinated debt securities in one or more currencies or currency units other than those in which the subordinated debt securities are stated to be payable, the currency, currencies or currency units in which we will pay, at our option or your option, these amounts, the periods within which and the terms and conditions upon which the election must be made by us or you, and the amount that we will pay or the manner in which we will determine the amount;

     - if other than the entire principal amount, the portion of the principal amount of the subordinated debt securities that we will pay upon acceleration of maturity;

     - if the principal amount payable at the stated maturity of the subordinated debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

     - that the subordinated debt securities, in whole or any specified part, are defeasible under the provisions of the applicable subordinated indenture described below under " -- Defeasance and Discharge" or " -- Covenant Defeasance," or under both captions;

     - whether the principal or interest will be indexed to, or determined by reference to, one or more securities, commodities, indices, or other financial measure;

     - whether the principal or interest may be payable, in whole or in part, in securities of another issuer;

     - whether we may issue the subordinated debt securities, in whole or in part, in the form of one or more global securities, and, if so, the depositaries for the global securities, and, if different from those described below under "-- Global Securities", any circumstances under which we may exchange or transfer any global security, in whole or in part, for securities in the names of persons other than the depositary or its nominee; and

     - any addition to or change in the events of default applicable to the subordinated debt securities and any change in the right of the subordinated trustee or the holders of the subordinated debt securities to declare the principal amount of the subordinated debt securities due and payable.

     We may sell subordinated debt securities at a substantial discount to their principal amount. We will describe any special United States federal income tax considerations applicable to subordinated debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we will describe any special United States federal income tax or other considerations applicable to any subordinated debt securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

CONVERSION RIGHTS

     We will set forth in an applicable prospectus supplement whether the subordinated debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

  SENIOR SUBORDINATED DEBT SECURITIES

     The senior subordinated debt indenture may provide that the senior subordinated debt securities are subordinate in right of payment to the prior payment in full of all senior indebtedness, which includes our

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

$200.0 million aggregate principal amount of 8.5% senior notes due March 15, 2008, our guaranty of the obligations under the FCRPC credit agreement, our guaranty of the Franklin Town Towers Associates' bonds and any senior debt securities that we may issue under the senior debt indenture.

     The holders of all senior indebtedness outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the senior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the senior subordinated debt securities in the following circumstances:

     - upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Forest City Enterprises, Inc.;

     - (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

     - in the event that any senior subordinated debt securities have been declared due and payable before their stated maturity.

     By reason of this subordination, in the event of liquidation or insolvency, holders of senior subordinated debt securities may recover less than holders of senior indebtedness and may recover more than the holders of junior subordinated debt securities.

     For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and some of our subordinated securities, upon conversion or exchange of a senior subordinated debt security will be deemed to constitute payment upon the principal of the senior subordinated debt security.

  JUNIOR SUBORDINATED DEBT SECURITIES

     The junior subordinated debt indenture may provide that the junior subordinated debt securities are subordinate in right of payment to the prior payment in full of all senior debt, which includes any senior subordinated debt securities that we may issue under the senior subordinated debt indenture.

     The holders of all senior debt outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due on the senior debt before the holders of the junior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the junior subordinated debt securities in the following circumstances:

     - upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Forest City Enterprises, Inc.;

     - (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

     - in the event that any junior subordinated debt securities have been declared due and payable before their stated maturity.

     By reason of this subordination, in the event of liquidation or insolvency, holders of junior subordinated debt securities may recover less than holders of senior debt, including the holders of any senior subordinated debt securities.

     For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and some of our subordinated securities, upon conversion or exchange of a junior subordinated debt security will be deemed to constitute payment upon the principal of the junior subordinated debt security.

  DEFINITIONS

     Unless otherwise indicated in the applicable prospectus supplement, the following definitions are applicable to the subordinated indentures relating to the subordinated debt securities. You should refer to the applicable subordinated indenture for the full definition of each term.

     "Debt" means, without duplication, with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent:

     - every obligation of that person or entity for money borrowed;

     - every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     - every reimbursement obligation of that person or entity with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person or entity;

     - every obligation of that person or entity issued or assumed as the deferred purchase price of property or services;

     - all indebtedness of that person or entity, whether incurred on or prior to the date of the applicable subordinated indenture or incurred later, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

     - every obligation of the type referred to in the foregoing clauses of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise;

provided that this definition does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

     "Senior debt" means the principal of, and premium, if any, and interest if any, on debt (as defined above), whether incurred on or prior to the date of the junior subordinated indenture or created later, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities or to other debt that is equal with, or subordinated to, the junior subordinated debt securities. Senior debt will not include any debt (as defined above) that, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to us, debt to any of our employees, and the junior subordinated debt securities.

     "Senior indebtedness" means the principal of, and premium, if any, and interest on all indebtedness for borrowed money, whether incurred on or prior to the date of the senior subordinated indenture or incurred later, excluding (a) the subordinated debt securities, (b) obligations that by their terms are not superior in right of payment to the senior subordinated securities or to other indebtedness that is equal with, or subordinated to, the senior subordinated securities and
(c) any deferrals, renewals or extensions of any indebtedness for money borrowed. The term "indebtedness for money borrowed" as used in the prior sentence means any obligation of, or any obligation guaranteed by, Forest City Enterprises, Inc. for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

     Neither subordinated indenture limits or prohibits the incurrence of additional senior debt or senior indebtedness, either of which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of ours. In connection with the future issuances of securities, the subordinated indentures may be amended or supplemented to limit the amount of indebtedness incurred by us.

     The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

FORM, EXCHANGE AND TRANSFER

     We will issue the subordinated debt securities, if any, of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations and integral multiples of $1,000.

     At the option of the holder, subject to the terms of the applicable subordinated indenture and the limitations applicable to global securities, subordinated debt securities of each series will be exchangeable for other subordinated debt securities of the same series of any authorized denomination in the same aggregate principal amount.

     Subject to the terms of the applicable subordinated indenture and the limitations applicable to global securities, you may present subordinated debt securities for exchange as provided above or for registration of transfer, if properly endorsed or with the form of transfer properly endorsed and executed, at the office of the security registrar or at the office of any transfer agent that we designate. There will be no service charge for any registration of transfer or exchange of subordinated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The security registrar or transfer agent will effect a transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request for the transfer or exchange. We will appoint National City Bank as security registrar, except as otherwise indicated in the applicable prospectus supplement. Any transfer agent that we initially designate for any subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

     If we redeem the subordinated debt securities of any series in part, we will not be required to issue, register the transfer of, or exchange, any subordinated debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or register the transfer of, or exchange, any subordinated debt security selected for redemption, in whole or in part, except the unredeemed portion of any subordinated debt security being redeemed in part.

GLOBAL SECURITIES

     Some or all of the subordinated debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the subordinated debt securities of the particular series represented by the global securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with that depositary or nominee or a custodian for the depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided under the applicable subordinated indenture.

     Notwithstanding any provision of the applicable subordinated indenture or any subordinated debt security, no global security may be exchanged, in whole or in part, for subordinated debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

     - the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as a depositary as required by the applicable subordinated indenture;

     - an event of default with respect to the subordinated debt securities of a series represented by the global security has occurred and is continuing; or

     - other circumstances, if any, in addition to or in lieu of those described above and as may be described in the applicable prospectus supplement, exist.

All securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

     As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the series of subordinated debt securities represented by the global security for all purposes under the subordinated debt securities and the applicable subordinated indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have a global security or any subordinated debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated subordinated debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any subordinated debt securities represented by the global security for any purpose under the subordinated debt securities or the applicable subordinated indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee and to persons that may hold beneficial interests through the depositary's participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the series of subordinated debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants' interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the subordinated trustee or any agent of ours or the subordinated trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made for, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

     Unless otherwise stated in the applicable prospectus supplement, we will appoint DTC as the depositary for the subordinated debt securities.

     We understand that neither DTC nor its nominee will consent or vote with respect to the subordinated debt securities. We have been advised that under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights of DTC's nominee to those participants to whose accounts the subordinated debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

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

     DTC has advised us that it will take any action permitted to be taken by a holder of subordinated debt securities (including the presentation of subordinated debt securities for exchange) only at the direction of one or more participants to whose account with DTC interests in the global security are credited and only in respect of such portion of the principal amount of the subordinated debt securities represented by the global security as to which such participant or participants has or have given such direction.

     DTC has also advised us as follows:

     - DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code, as amended, and a clearing agency registered pursuant to the provisions of
       Section 17A of the Exchange Act;

     - DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in accounts of its participants;

     - DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations;

     - certain participants, or other representatives, together with other entities, own DTC; and

     - indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a subordinated debt security on any interest payment date will be made to the person in whose name the subordinated debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for the interest payment.

     Unless otherwise indicated in the applicable prospectus supplement, principal of, and any premium and interest on, the subordinated debt securities of a particular series will be payable at the office of the paying agent or paying agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the subordinated trustee in The City of New York will be designated as our sole paying agent for payments with respect to subordinated debt securities of each series. Any other paying agents that we initially designate for the subordinated debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series.

     All moneys that we pay to a paying agent for the payment of the principal of, or any premium or interest on, any subordinated debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the subordinated debt security may look only to us for payment of any principal, premium or interest.

RESTRICTIVE COVENANTS

     We will include covenants specific to a particular series of subordinated debt securities in the applicable prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Unless otherwise specified in the applicable prospectus supplement, the subordinated indentures will provide that Forest City Enterprises, Inc. may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, and may not permit any entity to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to Forest City Enterprises, Inc., unless all of the following conditions are met.

     - If the successor entity is not Forest City Enterprises, Inc., the successor entity is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes Forest City Enterprises, Inc.'s obligations on the subordinated debt securities and under the subordinated indentures.

     - Immediately after giving effect to the transaction, and treating any debt that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

     - If, as a result of the transaction, the properties or assets of Forest City Enterprises, Inc. would become subject to a lien or other encumbrance that would not be permitted by the applicable subordinated indenture, Forest City Enterprises, Inc. or the successor entity, as the case may be, takes the steps necessary to secure the subordinated debt securities equally and ratably with, or prior to, the indebtedness secured by the lien or other encumbrance.

     - Forest City Enterprises, Inc. delivers to the subordinated trustee an officers' certificate and an opinion of counsel, both of which state that the transaction complies with the terms of the applicable subordinated indenture.

EVENTS OF DEFAULT

     Unless otherwise set forth in the applicable prospectus supplement, each of the following will constitute an event of default under the applicable subordinated indenture with respect to subordinated debt securities of any series, if applicable:

     - failure to pay principal of, or premium, if any, on, any subordinated debt security of that series when due, whether or not the payment is prohibited by the subordination provisions of the applicable subordinated indenture;

     - failure to pay any interest on any subordinated debt securities of that series when due that continues for 30 days, whether or not the payment is prohibited by the subordination provisions of the applicable subordinated indenture;

     - failure to deposit any sinking fund payment when due on any subordinated debt security of that series, whether or not the deposit is prohibited by the subordination provisions of the applicable subordinated indenture;

     - failure to perform any other covenant in the applicable subordinated indenture, other than a covenant included in the applicable subordinated indenture solely for the benefit of a series other than that series, that continues for 60 days after written notice has been given by the subordinated trustee or the holders of at least 10% in aggregate principal amount of the outstanding subordinated debt securities of that series as provided in the applicable indenture;

     - a default under any indebtedness for money we borrowed that (1) constitutes a failure to pay when due, subject to any applicable grace period, the principal of that indebtedness if that debt has not been discharged, or (2) results in that indebtedness becoming or being declared due and payable prior to its stated maturity if that indebtedness has not been discharged or the acceleration has not been rescinded, in each case within 10 days after written notice has been given by the subordinated trustee or the holders of at least 10% in principal amount of the outstanding subordinated debt securities of that series as provided in the applicable indenture;

     - we or any of our significant subsidiaries file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur; and

     - any other event of default specified in the applicable prospectus supplement.

     If any event of default, other than an event of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, either the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of the applicable series, by notice as provided in the applicable subordinated indenture, may declare the principal amount of the subordinated debt securities of that series to be due and payable immediately. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the subordinated debt securities of the applicable series, or, in the case of any original issue discount security or other subordinated debt security, a specified amount, will automatically, and without any action by the subordinated trustee or any holder, become immediately due and payable. However, after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series may, under specified circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the applicable subordinated indenture. For a more detailed discussion as to waiver of defaults, see " -- Modification and Waiver."

     Subject to the provisions of the applicable subordinated indenture relating to the duties of the subordinated trustee in case an event of default occurs and is continuing, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the applicable subordinated indenture at the request or direction of any of the holders, unless the holders have offered to the subordinated trustee reasonable indemnity. Subject to the provisions of the applicable subordinated indenture relating to the indemnification of the subordinated trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee with respect to the subordinated debt securities of that series.

     No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the applicable subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

     - the holder has previously given to the subordinated trustee written notice of a continuing event of default with respect to the subordinated debt securities of that series;

     - the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series have made a written request and offered reasonable indemnity to the trustee to institute the proceeding as trustee;

     - the subordinated trustee has failed to institute the proceeding; and

     - the subordinated trustee has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series a direction inconsistent with the request within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on such subordinated debt security on or after the applicable due date specified in the debt security.

     We will be required to furnish to the subordinated trustee annually a statement as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of each subordinated indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

     Unless otherwise set forth in the applicable prospectus supplement, we and the subordinated trustee may modify and amend the applicable subordinated indenture with the consent of holders of not less than a majority in aggregate principal amount of any series of outstanding subordinated debt securities, and, in some instances, we and the subordinated trustee may modify and amend the subordinated indenture without the consent of the holders of any series of outstanding subordinated debt securities. However, we and the subordinated trustee may not modify or amend the subordinated indenture without the consent of the holder of each outstanding subordinated debt security affected by the modification or amendment if the modification or amendment:

     - changes the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated debt security;

     - reduces the principal amount of, or any premium or interest on, any subordinated debt security;

     - reduces the amount of principal of an original issue discount security or any other subordinated debt security payable upon acceleration of maturity;

     - changes the place or currency of payment of principal of, or any premium or interest on, any subordinated debt security;

     - impairs the right to institute suit for the enforcement of any payment on or with respect to any subordinated debt security;

     - reduces the percentage of outstanding subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable subordinated indenture;

     - reduces the percentage of outstanding subordinated debt securities of any series necessary for waiver of compliance with specified provisions of the applicable subordinated indenture or for waiver of specified defaults;

     - modifies the provisions relating to modification and waiver in any other respect except to increase any required percentage referred to above or to add to the provisions that cannot be changed or modified without the consent of the holders; or

     - in the case of convertible subordinated debt securities, makes any change that adversely affects the right to convert any subordinated debt security, except as permitted by the applicable subordinated indenture, or decreases the conversion rate or increases the conversion price of any subordinated debt security.

     Each subordinated indenture will provide that the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive our compliance with specified restrictive provisions of the applicable subordinated indenture. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive any past default with respect to that series under the applicable subordinated indenture, except a default in the payment of principal, premium or interest and specified covenants and provisions of the applicable subordinated indenture that cannot be amended without the consent of the holder of each outstanding subordinated debt security of the affected series.

DEFEASANCE AND DISCHARGE

     The applicable subordinated indenture will provide that, upon the exercise of our option, we will be discharged from all our obligations with respect to any subordinated debt securities of a series, including the provisions relating to subordination, except for the following obligations:

     - to exchange or register the transfer of subordinated debt securities;

     - to replace stolen, lost or mutilated subordinated debt securities;

     - to maintain paying agencies; and

     - to hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of the subordinated debt securities of money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, the subordinated debt securities of that series on the stated maturity in accordance with the terms of the applicable subordinated indenture and the subordinated debt securities of that series.

We may only exercise defeasance or discharge if, among other things, we have delivered to the subordinated trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the subordinated debt securities of a relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

COVENANT DEFEASANCE

     The applicable subordinated indenture will provide that, at our option, we may omit to comply with specified restrictive covenants related to the subordinated debt securities of a series, including any that may be described in the applicable prospectus supplement, and the occurrence of specific events of default that are described above under " -- Events of Default" and any that may be described in the applicable prospectus supplement that are related to the subordinated debt securities, will be deemed not to be or result in an event of default. If this occurs, the provisions relating to subordination will cease to be effective with respect to any subordinated debt securities. We may only exercise this option if we deposit, in trust for the benefit of the holders of the subordinated debt securities of that series, money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, the subordinated debt securities on the stated maturity in accordance with the terms of the applicable subordinated indenture and the subordinated debt securities of that series. We also must, among other things, deliver to the subordinated trustee an opinion of counsel to the effect that holders of the subordinated debt securities of the relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of specified obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

     If we exercise this option with respect to any subordinated debt securities of a series and the subordinated debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust may be insufficient to pay amounts due on the subordinated debt securities at the time of their respective stated maturities but is not sufficient to pay amounts due on the subordinated debt securities of that series at the time of the acceleration. In such a case, we would remain liable for the deficiency.

NOTICES

     Unless otherwise set forth in the applicable prospectus supplement, notices to the holders of subordinated debt securities will be given by mail to the addresses of those holders as they may appear in the security register.

TITLE

     Unless otherwise set forth in the applicable prospectus supplement, we, the subordinated trustee and any agents of ours or the subordinated trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of the subordinated debt security, whether or not the subordinated debt security may be overdue, for the purpose of making payment and for all other purposes.

RELATIONSHIPS WITH THE SUBORDINATED TRUSTEE

     National City Bank will be the subordinated trustee under the senior subordinated indenture and the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement. National City Bank is also a lender under the FCRPC credit agreement and is, and likely will be in the future, a lender with respect to individual projects of our subsidiaries.

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

GOVERNING LAW

     The subordinated indentures and the subordinated debt securities will be governed by, and construed in accordance with, the law of the State of New York, unless otherwise indicated in the applicable prospectus supplement.

                  DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

     This section describes the general terms and provisions of the preferred stock that we may issue separately, upon conversion of a senior debt security, upon conversion of a subordinated debt security, upon exercise of an equity warrant, in connection with a stock purchase contract, as part of a stock purchase unit or upon exercise of a subscription right. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of any shares of preferred stock offered through that prospectus supplement and any special federal income tax consequences of those shares of preferred stock. We will file an amendment to our amended articles of incorporation that contains the terms of each series of preferred stock each time we issue a new series of preferred stock. This amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions, including any dividend, redemption, liquidation, sinking fund and conversion rights. The description set forth below is not complete and is subject to the amendments to our amended articles of incorporation fixing the preferences, limitations and relative rights of a particular series of preferred stock. You should refer to these amendments for specific information on the preferred stock. See "Where You Can Find More Information" for information on how to obtain copies of amendments to our amended articles of incorporation.

GENERAL

     Under our amended articles of incorporation, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock, without par value, in multiple series without the approval of shareholders with any designation, powers, privileges, preferences and rights, as well as any applicable qualifications, limitations or restrictions, as may be fixed by the board of directors.

     The preferred stock we may offer, if any, will have the dividend, redemption, liquidation, sinking fund and conversion rights set forth below unless otherwise provided in the applicable prospectus supplement. You should refer to the applicable prospectus supplement relating to the particular series of preferred stock offered by that prospectus supplement for specific terms, which may include:

     - the designation and authorized number of shares of each series;

     - the title and liquidation preference per share;

     - the number of shares offered;

     - the price at which the shares of each series will be issued;

     - the dividend rate, if any, the dates on which we will pay dividends and the dates from which dividends will commence to accumulate;

     - any redemption or sinking fund provisions of each series;

     - any conversion or exchange rights; and

     - any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of each series.

     The shares of preferred stock will be, when issued, fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to our class A common stock and our class B common stock.

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

DIVIDEND RIGHTS

     Unless otherwise set forth in the applicable prospectus supplement, holders of preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for the payment of dividends, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Holders of preferred stock will be entitled to receive dividends in preference to and in priority over dividends on common stock and may be cumulative or non-cumulative as determined by our board of directors. We will generally be able to pay dividends and distribute assets to holders of our preferred stock only if we have satisfied our obligations on our debt that is then due and payable.

     If the applicable prospectus supplement so provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on our class A or class B common stock unless the accrued dividends on each series of preferred stock have been declared and paid.

     Each series of preferred stock will be entitled to dividends as described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

RIGHTS UPON LIQUIDATION

     Upon any dissolution, liquidation or "winding up" of Forest City Enterprises, Inc., the holders of each series of preferred stock will be entitled to receive out of its assets, whether from capital, surplus or earnings, and before any distribution of any assets is made on class A common stock or class B common stock, the amount per share fixed by the board of directors for that series of preferred stock, as reflected in the applicable prospectus supplement, plus unpaid dividends, if any, to the date fixed for distribution. Unless otherwise indicated in the applicable prospectus supplement, holders of preferred stock will be entitled to no further participation in any distribution made in conjunction with any dissolution, liquidation or "winding up."

REDEMPTION

     A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption in connection with a sinking fund. The terms, times, redemption prices and types of consideration of the redemption will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the number of shares of the series that we will redeem in each year commencing after a specified date, at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

     If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the series of preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if applicable, to convert the shares of preferred stock into our class A common stock or other securities prior to the date fixed for redemption.

     Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

SINKING FUND

     The applicable prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

CONVERSION RIGHTS

     The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of class A common stock or, if applicable, other securities. Unless otherwise indicated in the applicable prospectus supplement, the preferred stock will have no preemptive rights.

VOTING RIGHTS

     Under ordinary circumstances, the holders of preferred stock have no voting rights except as required by law. However, if dividends on the preferred stock are in arrears for an aggregate of six quarterly dividends, the holders of the preferred stock, voting as a class, will become entitled to elect two directors until the time as the arrearages are paid and current dividends paid or declared and funded. The applicable prospectus supplement may provide additional voting rights for holders of preferred stock.

TRANSFER AGENT AND REGISTRAR

     We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock, and each one will be described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of preferred stock have the right to vote on any matter.

                 DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

     We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue depositary shares that each represent a fraction of a share of a particular series of preferred stock. This section describes the general terms and provisions of the depositary shares that we may issue. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of any depositary shares offered through that prospectus supplement and any special federal income tax consequences of those depositary shares. A copy of the form of a deposit agreement between us and a depositary has been previously filed with the SEC, is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into the prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of deposit agreement. The following summaries of specific provisions of the deposit agreement are not complete and are subject to all of the provisions of the deposit agreement, including the definitions in the deposit agreement of specified terms, and, with respect to any particular depositary shares, to the description of the terms included in the applicable prospectus supplement.

GENERAL

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary shares, including dividend, voting, redemption, subscription and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received on the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of the

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

depositary shares owned by the holders of the depositary shares. The depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed will be held by the depositary, without liability for interest thereon, and will be added to and treated as part of the sum next received by the depositary for distribution to record holders of depositary shares.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to the distribution, in amounts as are, as nearly as practicable, in proportion to the number of depositary shares owned by each holder, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, adopt any method that it deems equitable and practical, including the sale of the property and the distribution of the net proceeds from the sale to the holders of depositary shares.

     The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.

WITHDRAWAL OF PREFERRED STOCK

     Unless the related depositary shares have previously been called for redemption, the holder of the depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary shares after surrendering the depositary receipts at the corporate trust office of the depositary, paying taxes, charges and fees provided for in the deposit agreement and complying with any other requirements of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement for the series of preferred stock, but holders of whole shares of the preferred stock will not be entitled to receive depositary shares at a later time in exchange for whole shares of preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the series of preferred stock held by the depositary in accordance with the terms of the deposit agreement. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or by any other method that may be determined by the depositary to be equitable.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon redemption and any money, securities, or other property to which the holders of the depositary shares were entitled upon redemption. To receive this money, securities or property, the holder must surrender the depositary receipts evidencing the depositary shares to the depositary.

VOTING DEPOSITED PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of any series of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date for that series of preferred stock will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of whole shares of that series of preferred stock represented by the holder's depositary shares. The depositary will attempt, as practicable, to vote the amount of whole shares of that series of preferred stock represented by the depositary shares in accordance with each holder's instructions. We will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent that it does not receive specific instructions from the holder of depositary shares representing that series of preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding under the deposit agreement. We or the depositary may terminate the deposit agreement only if:

     - all outstanding depositary shares under the deposit agreement have been redeemed; or

     - there has been a final distribution on the preferred stock in connection with any liquidation, dissolution or winding up of Forest City Enterprises, Inc. and the distribution has been distributed to the holders of depositary receipts.

CHARGES AND EXPENSES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock, any redemption of the preferred stock at our option and any withdrawals of preferred stock by the holders of depositary shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and any other charges as may be expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary and its acceptance of the appointment as provided in the deposit agreement. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50.0 million.

MISCELLANEOUS

     We will deliver, at our expense, all notices and reports required by law, by the rules of any national securities exchange upon which the preferred stock, the depositary shares or the depositary receipts are listed or by our amended articles of incorporation to be furnished to the record holders of preferred stock.

     As provided in the deposit agreement, neither we nor the depositary will be liable if prevented or delayed by law or any other circumstance beyond our or its control in performing obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of the duties thereunder. The depositary will not be obligated to prosecute or defend any legal proceeding on any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

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

                    DESCRIPTION OF COMMON STOCK WE MAY OFFER

     This section describes the general terms and provisions of the shares of class A common stock that we may issue separately, upon conversion of a senior debt security, upon conversion of a subordinated debt security, upon conversion of preferred stock, upon exercise of an equity warrant, in connection with a stock purchase contract, as part of a stock purchase unit or upon exercise of a subscription right. The description set forth below of the class A common stock and class B common stock is not complete and is subject to our amended articles of incorporation. You should refer to our amended articles of incorporation for specific information on our class A common stock. See "Where You Can Find More Information" for information on how to obtain a copy of our amended articles of incorporation.

     Our amended articles of incorporation authorize the issuance of 96,000,000 shares of class A common stock, of which, at March 1, 2002, 35,469,771 shares were issued, 322,694 shares were held in treasury and 35,147,077 shares were outstanding and were held of record by 753 shareholders, and 36,000,000 shares of class B common stock, convertible on a share-for-share basis into class A common stock, of which, at March 1, 2002, 14,756,057 shares were issued, 417,150 shares were held in treasury and 14,338,907 shares were outstanding and were held of record by 572 shareholders.

GENERAL

     Except as described below, the shares of class A common stock and the shares of class B common stock are in all respects identical. The holders of class A common stock and class B common stock are entitled to participate in any dividend, reclassification, merger, consolidation, reorganization, recapitalization, liquidation, dissolution or winding up of the affairs of the company, share-for-share, without priority or other distinction between classes.

     Both the class A and class B common stock are listed on The New York Stock Exchange. As of March 1, 2002, class A common stock accounted for approximately 71% of the total number of shares of common stock outstanding.

DIVIDENDS

     Our board of directors is not required to declare a regular cash dividend in any fiscal year. The class A common stock and class B common stock will participate equally on a share-for-share basis in any and all cash and non-cash dividends paid. No cash dividend can be paid on a class of common stock until provision is made for payment of a dividend of at least an equal amount on a share-for-share basis on the other class of common stock. If our board of directors determines to declare any stock dividend with respect to either class of common stock, it must at the same time declare a proportionate stock dividend with respect to the other class of common stock. If the shares of either class of common stock are combined or subdivided, the shares of the other class of common stock must be combined or subdivided in an equivalent manner. In the discretion of our board of directors, dividends payable in class A common stock may be paid with respect to shares of either class of common stock, but dividends payable in class B common stock may be paid only with respect to shares of class B common stock.

VOTING RIGHTS

     The holders of the class A common stock, voting as a separate class, are entitled to elect 25% of the directors rounded up to the nearest whole number. All other directors are elected by the holders of the class B common stock voting as a separate class. Cumulative voting for the election of directors is provided by Ohio law if notice in writing is given by any shareholder to the president, a vice president or the secretary not less than 48 hours before the time fixed for the holding of the meeting that the shareholder desires cumulative voting with respect to the election of directors by a class of shareholders to which he belongs, and if an announcement of the giving of the notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving the notice, each holder of shares of that class will have the right to accumulate the voting power as he possesses at the election with respect to shares of that class. If this occurs, each holder of shares of class A common stock or class B common stock, as the case may be, will have as many votes as equal the number of shares of that class of common stock owned by him multiplied by the number of directors to be elected by the holders of that class of common stock. These votes may be distributed among the total number of directors to be elected by the holders of that class of common stock or distributed among any lesser number, in the proportion as the holder may desire.

     In the event that the number of outstanding shares of class A common stock is, as of the record date for any shareholder meeting at which directors will be elected, less than 10% of the combined outstanding shares of class A and class B common stock, then the holders of class A common stock will not have the right to elect 25% of the directors. If this occurs, the holders of the class A common stock and the holders of the class B common stock would vote together as a single class in the election of all directors, with each class A share having one vote and each class B share having ten votes.

     Further, in the event that the number of outstanding shares of class B common stock as of the above-mentioned record date is less than 500,000 shares, the holders of class B common stock will lose their rights to elect 75% of the directors. If this occurs, the holders of the class A common stock would continue to vote as a separate class to elect 25% of the directors rounded up to the nearest whole number, and the holders of the class A and class B common stock would vote together as a single class in the election of the remaining directors, with each class A share having one vote and each class B share having ten votes.

     The holders of class A common stock and the holders of class B common stock are entitled to vote as separate classes:

     - for the election of directors;

     - to amend our amended articles of incorporation or our code of regulations or approve a merger or consolidation of us with or into another corporation if the amendment, merger or consolidation would adversely affect the rights of the particular class; and

     - on all matters as to which class voting may be required by applicable Ohio law.

The holders of the class A common stock vote together with the holders of the class B common stock as a single class on all matters which are submitted to shareholder vote, except as discussed above. When all holders of our shares vote as a single class, each class A share has one vote and each class B share has ten votes.

CONVERSION

     Holders of shares of class B common stock are entitled to convert, at any time and at their election, each share of class B common stock into one share of class A common stock. Shares of class A common stock are not convertible into any security of ours.

OTHER TERMS

     Our shareholders have no preemptive or other rights to subscribe for additional shares of our voting securities, except for the conversion rights of class B common stock described above and conversion rights of subordinated debt securities and preferred stock, if any. Upon any liquidation, dissolution or winding up of Forest City, the assets legally available for distribution to holders of all classes of common stock are distributable ratably among the holders of the shares of all classes of common stock outstanding at the time. No class of common stock is subject to redemption.

TRANSFER AGENT

     National City Bank, Cleveland, Ohio, currently serves as transfer agent for our common stock.

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

                      DESCRIPTION OF WARRANTS WE MAY OFFER

GENERAL DESCRIPTION OF WARRANTS

     This section describes the general terms and provisions of the warrants we may issue for the purchase of senior debt securities, subordinated debt securities, class A common stock or preferred stock. We may issue warrants independently or together with other securities offered by any prospectus supplement and may attach warrants to those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement relating to the particular issue of the warrants. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of certificates evidencing warrants or beneficial owners of warrants. A copy of the form of a warrant agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of warrant agreement.

DEBT WARRANTS

     The applicable prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following, if applicable:

     - the title of the warrants;

     - the offering price for the warrants, if any;

     - the aggregate number of the warrants;

     - the designation and terms of the debt securities purchasable upon exercise of the warrants;

     - the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

     - the date from and after which the warrants and any debt securities issued with them will be separately transferable;

     - the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

     - the dates on which the right to exercise the warrants will commence and expire;

     - the minimum or maximum amount of the warrants that may be exercised at any one time;

     - whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

     - information relating to book-entry procedures, if any;

     - the currency or currency units in which the offering price, if any, and the exercise price are payable;

     - a discussion of material United States federal income tax considerations;

     - anti-dilution provisions of the warrants, if any;

     - redemption or call provisions, if any, applicable to the warrants;

     - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     - any other information we think is important about the warrants.

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

EQUITY WARRANTS

     The applicable prospectus supplement relating to a particular issue of warrants to issue shares of preferred stock, shares of class A common stock, or other securities will describe the terms of those warrants, including the following, if applicable:

     - the title of the warrants;

     - the offering price for the warrants, if any;

     - the aggregate number of the warrants;

     - the designation and terms of the securities that may be purchased upon exercise of the warrants;

     - the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

     - the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

     - the number of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

     - the dates on which the right to exercise the warrants will commence and expire;

     - the minimum or maximum amount of the warrants that may be exercised at any one time;

     - the currency or currency units in which the offering price, if any, and the exercise price are payable;

     - a discussion of material United States federal income tax considerations;

     - anti-dilution provisions of the warrants, if any;

     - redemption or call provisions, if any, applicable to the warrants;

     - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     - any other information we think is important about the warrants.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or applicable number of securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

     Until a holder exercises the warrants to purchase our securities, the holder will not have any rights as a holder of the securities by virtue of ownership of warrants.

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

                  DESCRIPTION OF STOCK PURCHASE CONTRACTS AND
                       STOCK PURCHASE UNITS WE MAY OFFER

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our class A common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of (1) a stock purchase contract and (2) debt securities, preferred stock, warrants or debt obligations of third parties, including United States Treasury securities, to secure the holder's obligations to purchase our securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. Any special federal income tax considerations applicable to the stock purchase contracts and the stock purchase units may also be discussed in the applicable prospectus supplement. A copy of the form of a stock purchase contract has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of stock purchase contract.

                DESCRIPTION OF SUBSCRIPTION RIGHTS WE MAY OFFER

     We may issue to our shareholders subscription rights to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares or class A common stock. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

     The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

     - the exercise price for the subscription rights;

     - the number of subscription rights issued to each shareholder;

     - the extent to which the subscription rights are transferable;

     - any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

     - the date on which the right to exercise the subscription rights will commence, and the date on which the right will expire;

     - the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

     - the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

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

            DESCRIPTION OF PREFERRED SECURITIES THE TRUSTS MAY OFFER

     This section describes the general terms and provisions of the preferred securities that the Trusts may offer. The applicable prospectus supplement will describe the specific terms of any preferred securities the Trusts may offer and the extent, if any, to which these general terms and provisions may or may not apply to the preferred securities.

     The preferred securities that each of the Trusts may offer will be issued under an amended and restated declaration of trust, which we will enter into at the time of any offering of preferred securities by a Trust. The amended and restated declaration of trust for each Trust is subject to and governed by the Trust Indenture Act of 1939. The Bank of New York (Delaware) will act as Delaware trustee and The Bank of New York will act as institutional trustee under each amended and restated declaration of trust for the purposes of compliance with the provisions of the Trust Indenture Act. A copy of the form of the amended and restated declaration of trust has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the form of the amended and restated declaration of trust for more specific information. See "Where You Can Find More Information" on how to obtain copies of the form of the amended and restated declaration of trust. The following summaries of specific provisions of the form of the amended and restated declaration of trust are not complete and are subject to all the provisions of the applicable amended and restated declaration of trust, the Trust Indenture Act and the Delaware Business Trust Act.

GENERAL

     The amended and restated declaration of trust for each Trust will provide that the Trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by Forest City Enterprises, Inc. The terms of the preferred securities, as a general matter, will mirror the terms of the related series of subordinated debt securities that we will issue to the applicable Trust in exchange for the proceeds of the sales of the preferred and common securities. If we fail to make a payment on the related series of subordinated debt securities, the Trust holding that series of the subordinated debt securities will not have sufficient funds to make related payments, including distributions, on its preferred securities.

     You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

     - the distinctive designation of the preferred securities and common securities;

     - the total and per-security liquidation amount of the preferred securities;

     - the annual distribution rate, or method of determining the rate at which the applicable Trust will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

     - the date or dates on which the distributions will be payable and any corresponding record dates;

     - whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

     - the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related series of subordinated debt securities;

     - whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

     - the amount or amounts which will be paid out of the assets of the applicable Trust to the holders of preferred securities upon voluntary or involuntary dissolution, "winding up" or termination of that Trust;

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

     - any obligation of the applicable Trust to purchase or redeem preferred securities issued by it and the terms and conditions relating to any redemption obligation;

     - any voting rights of the preferred securities;

     - any terms and conditions upon which the related series of subordinated debt securities held by the applicable Trust may be distributed to holders of preferred securities;

     - any securities exchange on which the preferred securities will be listed; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the applicable amended and restated declaration of trust or with applicable law.

     We will guarantee the preferred securities to the extent described below under "Description of Trust Guarantee". Our guarantee, when taken together with our obligations under the related series of subordinated debt securities and the related indenture, and our obligations under the applicable amended and restated declaration of trust, would provide a full, irrevocable and unconditional guarantee of amounts due on any preferred securities issued by a Trust. Any United States federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Unless otherwise specified in an applicable prospectus supplement, the amended and restated declaration of trust for each Trust will state that the Trust will be dissolved:

     - on the expiration of the term of the applicable Trust;

     - upon bankruptcy or dissolution of Forest City Enterprises, Inc. or any holder of the common securities of the applicable Trust, if different than Forest City Enterprises, Inc.;

     - upon our written direction to the institutional trustee to dissolve the applicable Trust and distribute the related subordinated debt securities directly to the holders of the preferred securities and common securities;

     - upon the redemption by the applicable Trust of all of the preferred and common securities in accordance with their terms; or

     - upon entry of a court order for the dissolution of the applicable Trust.

     Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after the applicable Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by that Trust will be entitled to receive:

     - the related series of subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

     - if any distribution of the related series of subordinated debt securities is determined by the institutional trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

     If the applicable Trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by that Trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the applicable subordinated debt indenture has occurred and is continuing with respect to any series of subordinated debt securities, the total amounts due on the related preferred securities will be paid before any distribution on the common securities.

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

EVENTS OF DEFAULT

     The following will be events of default under the amended and restated declaration of trust for each Trust:

     - an event of default under the applicable subordinated debt indenture occurs with respect to any related series of subordinated debt securities; or

     - any other event of default specified in the applicable prospectus supplement occurs.

     If an event of default with respect to a related series of subordinated debt securities occurs and is continuing under the applicable subordinated debt indenture, and the subordinated trustee or the holders of not less than 25% in aggregate principal amount of the related subordinated debt securities outstanding fail to declare the principal amount of all of such subordinated debt securities to be immediately due and payable, then the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the applicable Trust holding the subordinated debt securities will have the right to declare such principal amount immediately due and payable by providing written notice to us, the institutional trustee and the subordinated trustee.

     At any time after a declaration of acceleration has been made with respect to a related series of subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related subordinated debt securities and its consequences:

     - if we deposit with the subordinated trustee funds sufficient to pay all overdue principal of and premium and interest on the related series of subordinated debt securities and other amounts due to the subordinated trustee and the institutional trustee; and

     - if all existing events of default with respect to the related series of subordinated debt securities have been cured or waived except non-payment of principal on the related series of subordinated debt securities that has become due solely because of the acceleration.

     The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the applicable subordinated debt indenture with respect to related series of subordinated debt securities, other than a default in the payment of principal of, or any premium or interest on, any related subordinated debt security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related subordinated debt security. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the applicable amended and restated declaration of trust.

     A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the institutional trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder if we fail to pay principal and any premium or interest on the related series of subordinated debt securities when payable.

     We will be required to furnish annually, to the institutional trustee for each Trust, officers' certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the Trust are not in default under the applicable amended and restated declaration of trust or, if there has been a default, specifying the default and its status.

CONSOLIDATION, MERGER OR AMALGAMATION OF A TRUST

     A Trust may not consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in "-- Liquidation Distribution Upon Dissolution". A Trust may, with the consent of the regular trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of the applicable

Trust, consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any state if:

     - the successor entity either:

      - expressly assumes all of the obligations of the applicable Trust relating to its preferred and common securities; or

      - substitutes for the applicable Trust's preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

     - we appoint a trustee of the successor entity who has substantially the same powers and duties as the institutional trustee of the applicable Trust;

     - the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the applicable series of preferred securities are then listed or traded, if any;

     - the merger event does not cause the applicable series of preferred securities or any substituted successor securities to be downgraded by any national rating agency;

     - the merger event does not adversely affect the rights, preferences and privileges of the holders of the applicable series of preferred or common securities or any substituted successor securities in any material respect;

     - the successor entity has a purpose substantially identical to that of the applicable Trust;

     - prior to the merger event, we have provided to the applicable Trust an opinion of counsel from a nationally recognized law firm stating that:

      - the merger event does not adversely affect the rights, preferences and privileges of the holders of the applicable Trust's preferred or common securities in any material respect;

      - following the merger event, neither the applicable Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

      - following the merger event, the applicable Trust or the successor entity will continue to be classified as a grantor trust for United States federal tax purposes; and

     - we own, or our permitted transferee owns, all of the common securities of the successor entity and we guarantee, or our permitted transferee guarantees, the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

     In addition, unless all of the holders of its preferred securities approve otherwise, the applicable Trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause that Trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS

     Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under "-- Amendment to the Trust Agreement" and "Description of Trust Guarantee -- Modification of the Trust Guarantee; Assignment" and as otherwise required by law.

     The holders of a majority in aggregate liquidation amount of the preferred securities issued by the applicable Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the applicable amended and restated declaration of trust, including the right to direct the institutional trustee, as holder of the related series of subordinated debt securities to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee for any related series of subordinated debt securities or execute any trust or power conferred on the subordinated trustee with respect to the related series of subordinated debt securities;

     - waive certain past defaults under the applicable subordinated debt indenture with respect to any related series of subordinated debt securities;

     - cancel an acceleration of the maturity of the principal of any related series of subordinated debt securities; or

     - consent to any amendment, modification or termination of the applicable subordinated debt indenture or any related series of subordinated debt securities where consent is required.

     In addition, before taking any of the foregoing actions, we will provide to the institutional trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the applicable Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

     The institutional trustee will notify all preferred securities holders of the applicable Trust of any notice of default received from the subordinated trustee with respect to the series of subordinated debt securities held by that Trust.

     Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The regular trustees will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder's registered address at least seven days and not more than 60 days before the meeting.

     No vote or consent of the holders of the preferred securities will be required for a Trust to redeem and cancel its preferred securities in accordance with its amended and restated declaration of trust.

     Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by Forest City Enterprises, Inc. or any of its affiliates will, for purposes of any vote or consent, be treated as if they were not outstanding.

AMENDMENT TO THE AMENDED AND RESTATED DECLARATIONS OF TRUST

     The amended and restated declaration of trust for each Trust may be amended from time to time by us and the institutional trustee and the regular trustees of the Trust, without the consent of the holders of the preferred securities, to:

     - cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision;

     - add to the covenants, restrictions or obligations applicable to Forest City Enterprises, Inc., as sponsor; or

     - modify, eliminate or add to any provisions to the extent necessary to ensure that the applicable Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the related series of subordinated debt securities held by that Trust are treated as indebtedness for United States federal income tax purposes or to ensure that Trust will not be required to register as an investment company under the Investment Company Act of 1940.

However, in each case, the amendment may not adversely affect in any material respect the interests of the holders of the preferred securities or the related series of subordinated debt securities.

     If any proposed amendment to the applicable amended and restated declaration of trust provides for, or the trustee of the applicable Trust otherwise proposes to effect:

     - any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect; or

     - the dissolution, winding-up or termination of the applicable Trust other than pursuant to the terms of the applicable amended and restated declaration of trust,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

     Other amendments to the applicable amended and restated declaration of trust may be made by us and the trustees of the applicable Trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of that Trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause that Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

     Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of the applicable Trust, an amended and restated declaration of trust may not be amended to:

     - change the amount or timing of any distribution on the common or preferred securities of the applicable Trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date;

     - change any of the redemption provisions; or

     - restrict the right of a holder of any securities to institute suit for the enforcement of any distribution on or after the distribution date.

REMOVAL AND REPLACEMENT OF TRUSTEES

     Unless an event of default exists under the related series of subordinated debt securities, we may remove the institutional trustee and the Delaware trustee at any time. If an event of default exists, the institutional trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the relevant series of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the regular trustees, because these voting rights are vested exclusively in us as the holder of all the applicable Trust's common securities. No resignation or removal of the institutional trustee or the Delaware trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the applicable amended and restated declaration of trust.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any entity into which the institutional trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the institutional trustee or Delaware trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the institutional trustee or Delaware trustee will be the successor of the institutional trustee or Delaware trustee, as the case may be, under the applicable amended and restated declaration of trust. However, the successor entity must be otherwise qualified and eligible to serve as trustee.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     For matters relating to compliance with the Trust Indenture Act of 1939, the institutional trustee for the applicable Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act of 1939. Except if an event of default exists under the applicable amended and restated declaration of trust, the institutional trustee will undertake to perform only the duties specifically set forth in the amended and restated declaration of trust. While such an event of default exists, the applicable institutional trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the applicable institutional trustee is not obligated to exercise any of the powers vested in it by the applicable amended and restated declaration of trust at the request of any holder of preferred securities, unless the institutional trustee is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. But the holders of preferred securities will not be required to offer indemnity to the institutional trustee if the holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration event of default.

     The Bank of New York, which is the institutional trustee for the Trusts, serves as the guarantee trustee under the trust guarantee described below. The Bank of New York is also the trustee under the indenture governing our $200.0 million aggregate principal amount of 8.5% senior notes due 2008 and is also a lender to our subsidiary of nonrecourse project debt. In addition, the Bank of New York will be the trustee under the senior debt indenture, unless otherwise indicated in the applicable prospectus supplement.

MISCELLANEOUS

     The regular trustees of each Trust are authorized and directed to conduct the affairs of and to operate the applicable Trust in such a way that:

     - that Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

     - the related series of subordinated debt securities held by that Trust will be treated as our indebtedness for United States federal income tax purposes; and

     - that Trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940.

     We and the trustees are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the amended and restated declaration of trust, that we and the trustees determine to be necessary or desirable for the above purposes, as long as it does not materially and adversely affect the holders of the preferred securities.

     Registered holders of the preferred securities have no preemptive or similar rights.

     Neither Trust may, among other things, incur indebtedness, other than loans represented by the related series of subordinated debt securities, or place a lien on any of its assets.

GOVERNING LAW

     The amended and restated declaration of trust for each Trust and the preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions.

                        DESCRIPTION OF TRUST GUARANTEES

     This section describes the general terms and provisions of the trust guarantees that we will execute and deliver for the benefit of the holders from time to time of the preferred securities that the Trusts may offer. Each trust guarantee will be separately qualified as an indenture under the Trust Indenture Act of 1939, and The Bank of New York will act as indenture trustee under each trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939. A copy of the form of trust guarantee has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the form of trust guarantee for more specific information. See "Where you Can Find More Information" on how to obtain copies of the form of trust guarantee. The following summaries of specific provisions of the form of trust guarantee are not complete and are subject to all the provisions of the applicable trust guarantee and the Trust Indenture Act of 1939. Each trust guarantee will be held by the guarantee trustee of the applicable Trust for the benefit of the holders of the preferred securities.

GENERAL

     We will irrevocably and unconditionally agree to pay the following payments or distributions with respect to preferred securities, in full, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that a Trust may have except for the defense of payment:

     - any accrued and unpaid distributions which are required to be paid on the preferred securities, to the extent the applicable Trust has sufficient funds available to do so;

     - the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the applicable Trust has sufficient funds available to do so; and

     - upon a voluntary or involuntary dissolution, "winding up" or termination of the applicable Trust (other than in connection with the distribution of related series of subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

        - the total liquidation amount and all accrued and unpaid distributions on the relevant series of preferred securities to the date of payment; and

        - the amount of assets of the applicable Trust remaining available for distribution to holders of such preferred securities in liquidation of that Trust.

     Our obligation to make a payment under the applicable trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which the trust guarantee relates or by causing the applicable Trust to pay the amounts to the holders.

     Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the applicable trust guarantee. If the guarantee trustee fails to enforce the applicable trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder's rights under the applicable trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for the payment.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no vote will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates.

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TERMINATION

     Each trust guarantee will terminate when any of the following has occurred:

     - all preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the applicable Trust or both;

     - the related series of subordinated debt securities held by the applicable Trust have been distributed to the holders of the relevant series of preferred securities; or

     - the amounts payable in accordance with the amended and restated declaration of trust upon liquidation of the applicable Trust have been paid in full.

     Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the trust guarantee.

EVENTS OF DEFAULT

     There will be an event of default under a trust guarantee if we fail to make any of our payment obligations or perform other obligations under the applicable trust guarantee. However, other than with respect to a default in payment of any guarantee payment, an event of default is not deemed to exist unless we have received notice of default and not have cured the default within 90 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our trust guarantee.

STATUS OF THE TRUST GUARANTEES

     Each trust guarantee will be our general unsecured obligation and will rank as follows:

     - subordinate and junior in right of payment to all of our senior indebtedness, as defined in the applicable senior subordinated debt indenture, if we issue senior subordinated debt securities to the Trust;

     - subordinate and junior in right of payment to all of our senior debt, as defined in the applicable junior subordinated debt indenture, if we issue junior subordinated debt securities to the Trust;

     - equal to our most senior preferred stock currently outstanding or issued in the future, to any guarantees of other preferred securities we or our affiliates may issue and to other issues of senior or junior subordinated debt securities, as applicable; and

     - senior to our common stock.

     The terms of the preferred securities will provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of the trust guarantee relating to the subordination.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, except if we default under the applicable trust guarantee, will undertake to perform only such duties as are specifically set forth in each trust guarantee. In case a default with respect to the trust guarantee has occurred, the applicable guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the applicable trust guarantee at the request of any holder of the preferred securities unless the guarantee trustee is offered reasonable indemnity against the costs, expenses and liabilities that it may incur.

GOVERNING LAW

     Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York, unless otherwise indicated in the applicable prospectus supplement.

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EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE TRUST
GUARANTEES

     As long as we make payments of interest and any other payments when they are due on the related series of subordinated debt securities held by the applicable Trust, those payments will be sufficient to cover distributions and any other payments due on the preferred securities issued by that Trust because of the following factors:

     - the total principal amount of the related series of subordinated debt securities held by the applicable Trust will be equal to the total stated liquidation amount of the preferred securities and common securities issued by that Trust;

     - the interest rate and the interest payment dates and other payment dates on the related series of subordinated debt securities held by the applicable Trust will match the distribution rate and distribution payment dates and other payment dates for the preferred securities and common securities issued by that Trust;

     - we will pay, and the applicable Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of that Trust (other than obligations under the trust securities); and

     - the applicable amended and restated declaration of trust will further provide that the applicable Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

     Taken together, our obligations under the related series of subordinated debt securities, the applicable subordinated debt indenture, the applicable amended and restated declaration of trust and the applicable trust guarantee will provide a full, irrevocable and unconditional guarantee of that Trust's payments of distributions and other amounts due on the applicable series of preferred securities.

     If and to the extent that we do not make the required payments on the related series of subordinated debt securities, the applicable Trust will not have sufficient funds to make its related payments, including distributions on the preferred securities. Our trust guarantee will not cover any payments when the applicable Trust does not have sufficient funds available to make those payments. Therefore, if we default on the payment obligations of the related series of subordinated debt securities, your remedy, as a holder of preferred securities, is to institute a direct action against us.

                              PLAN OF DISTRIBUTION

     We and the Trusts may sell the offered securities in and outside the United
States:

     - through underwriters or dealers;

     - directly to purchasers, including our affiliates and shareholders, in a rights offering;

     - through agents;

     - through brokers or dealers as part of, or in connection with, derivative transactions; or

     - through a combination of any of these methods.

     The applicable prospectus supplement will include the following information:

     - the terms of the offering;

     - the names of any underwriters, brokers, dealers or agents participating in the offering;

     - the name or names of any managing underwriter or underwriters;

     - the purchase price or initial public offering price of the securities;

     - the net proceeds from the sale of the securities;

     - any delayed delivery arrangements;

     - any underwriting discounts, commissions and other items constituting underwriters' compensation;

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     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm-commitment or best-efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we or the Trusts inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to specified conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     Some or all of the securities that we and the Trusts offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we and the Trusts sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we and the Trusts cannot assure you of the liquidity of, or continued trading markets for, any securities that we and the Trusts offer.

     If dealers are used in the sale of securities, we and the Trusts will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We and the Trusts will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We and the Trusts may sell the securities directly. In this case, no underwriters or agents would be involved. We and the Trusts may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we and the Trusts will name any agent involved in the offer or sale of the offered securities, and we and the Trusts will describe any commissions payable to the agent. Unless we or the Trusts inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We and the Trusts may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We and the Trusts will describe the terms of any sales of these securities in the applicable prospectus supplement.

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REMARKETING ARRANGEMENTS

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us and the Trusts. Any remarketing firm will be identified and the terms of its agreements, if any, with us and the Trusts, and its compensation will be described in the applicable prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from specified types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

DERIVATIVE TRANSACTIONS

     We may sell securities as part of, or in connection with, our entering into a derivative transaction with a financial institution. The financial institution may hedge its position by making sales of securities covered by this prospectus.

GENERAL INFORMATION

     We and the Trusts may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us or the Trusts in the ordinary course of their businesses.

AT-THE-MARKET OFFERINGS

     We may offer our securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings include Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and McDonald Investments Inc.

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                       VALIDITY OF THE OFFERED SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, various matters of Delaware law relating to the Trusts and their preferred securities are subject to the opinions of Richards, Layton & Finger, P.A., Wilmington, Delaware. Unless otherwise indicated in the applicable prospectus supplement, various legal matters incident to the validity of the securities offered by the applicable prospectus supplement are subject to the opinions of William M. Warren, Senior Vice President, General Counsel and Assistant Secretary of Forest City, and Jones, Day, Reavis & Pogue, Cleveland, Ohio. As of March 1, 2002, Mr. Warren owns, together with his spouse, 2,926 shares of class A common stock and has been granted options to purchase 48,600 shares of class A common stock. Mr. Warren also owns approximately $20,000 of our 8.5% senior notes due 2008. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents. Counsel to the underwriters or agents may, in some instances, rely as to specific matters of Ohio law upon the opinion of Jones, Day, Reavis & Pogue.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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                         (FOREST CITY ENTERPRISES LOGO)